MAITLAND & COMPANY
                          BARRISTERS AND SOLICITORS
                            700-625 HOWE STREET
                                VANCOUVER
                                B.C CANADA
                                  V6C 2T6

                 Tel (604)-681-7474        Fax (604)-681-3896


July 13, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

ATTENTION:  Jay Webb (Mail Stop 0306)

Dear Sirs:

Re:	Meridian Co.  Ltd. (the "Company")
      Form 8K dated Amy 1, 2001, as amended
      File No. 0-32359

     In response to your comment letter dated June 4, 2001, we enclose a hard copy of the second Amended Form 8K -12g3 which was filed through EDGAR on July 13, 2001. All revisions have been highlighted in the enclosed hard copy. The page numbers in the Company's responses herein correspond to the pages on the EDGAR document filed.

     We have also updated certain sections of the Form 8K. All updated have been highlighted for your ease of reference.

Accounting Comments

Form 8-K

Research and Development - page 11

1.	All expenses currently labelled research and development comply with SFAS 2. All costs incurred to make routine improvements or enhancements and design changes to existing products or "trouble shooting" in production are excluded from research and development expenses. The disclosure in this section has been revised to remove any confusion about the propriety of the Company's expense classification. See page 11 for revised disclosure.

Management's Discussion and Analysis of Financial Condition - pages 21 to 23

2.	Management's Discussion and Analysis has been revised to provide narrative disclosure of the changes in accounts receivable and inventory. Other line items, such as commissions, entertainment and depreciation, have also been included in the revised narrative. See page 21 for new disclosure.

3.	The Company does not use an "inventory reserve" or allowance system. Inventory write-downs are a direct charge to inventory and establish a new cost basis. Inventory items that have been written down to a new cost basis will not subsequently be written back up.

As the Company does not use "inventory reserves," management believes that a Schedule II is not necessary. Management's Discussion and Analysis (page 21), the Consolidated Statement of Operations and Comprehensive Loss (page 55), the Consolidated Statement of Cash Flow (page 57), and Note 2(g) (page 60) thereto have been revised to properly clarify the inventory valuation.

4.	In June 1998, the Company acquired Hippo Medical Devices Land
Co., Ltd. ("Hippo"), a company engaged in selling medical equipment, for the purpose of creating a sales network. Prior to the acquisition, Hippo was a distributor of medical equipment, including Urea Breath Test Device ("UBT") and Infra-Red Imaging
System ("IR") which are not products of the Company.

During 1999 the Company's management determined to dispose of the assets related to these two product lines. In August 1999 Medicore Co. Ltd., ("Medicore") an unrelated party to the Company, agreed to purchase these assets for consideration of assuming certain of the Company's liabilities.

The two parties negotiated and agreed that approximately 80% of the goodwill acquired in the 1998 acquisition of Hippo was related to these product lines, the computation of which is summarized as follows:

Goodwill acquired in 1998 acquisition                       $609,343
Amortization of goodwill to the 1999 transfer date           121,893
Book value of goodwill immediately prior to sale             487,450
Proportion of goodwill associated with the product lines         80%
Book value of goodwill sold                                 $389,960

At the date of this transaction, the book values of these assets, including goodwill, amounted to $1,284,556, which approximated their fair values as negotiated between the two arm's length parties. Medicore agreed to assume the same amount of liabilities of the Company. The assets and liabilities involved in this transaction are summarized as follows:

             Assets                             Liabilities
Inventory            $784,646       Accounts payable - trade   $1,253,851
Accounts receivable   109,950       Accounts payable - other       30,705
Goodwill              389,960
                   $1,284,556                                  $1,284,556

Of the liabilities assumed by Medicore, Accounts payable-trade amounting to $1,253,851, represent the liabilities related to the two product lines.

No gain or loss was realized on this disposition as the fair value of assets disposed was equal to their net book value.

Management believes that this was an arm's length transaction that occurred at the fair market values of the assets and liabilities. The product lines (UBT and IR) were not considered to be a distinctive segment of the Company's operations. Accordingly, the Company did not account for this transaction as a discontinued operation.

Please note that Management's Discussion and Analysis, (page 21) the Consolidated Statement of Cash Flow (page 57) and Note 20 (page 72) thereto have been revised to more clearly describe this transaction and revisions have been made to the second paragraph under "Corporate History of the Company on page 4. Also, the amount of assets and liabilities presented in Management's Discussion and Analysis has been revised on page 21 to correct foreign currency translation errors.

Country Risks- pages 31 to 33

5.	The Consumer Price Index ("CPI") published by the Bank of Korea
(the central bank of Korea, equivalent to the U.S. Federal Reserve Board) for the period between 1995 and 2000 is as follows:

Year                      CPI                 Annual increase (%)
1995 (Base)               100                        -
1996                     104.9                      4.9%
1997                     109.6                      4.5
1998                     117.8                      7.5
1999                     118.8                      0.8
2000                     121.5                      2.3

SFAS 52 defines "hyperinflation" as a cumulative inflation of about 100% over 3 years. According to such definition of hyperinflation, the Korean economy does not appear to have been hyperinflationary during the 1995 to 2000 period.

The disclosures in the filing have been revised to address your concerns. Also, the Company's functional currency has been identified as defined in SFAS 52 and the basis upon which it was determined is explained in Note 2(b) on page 59.

Consolidated Statements of Operations - pages 55 to 56

6.	See page 55 for revision. The audit report has been revised as well.

7.	Under U.S. GAAP, when losses of non-wholly owned subsidiaries exceed the minority interest in net assets, such excess should be allocated to the majority interest. The Company accounted for the losses of its subsidiaries in compliance with U.S. GAAP, including paragraph 15 of ARB 51. Reconciliation of the minority interest amount presented in December 31, 1999 consolidated balance sheet to the same amount presented at December 31, 2000 and the Company's accounting and presentation for minority interests are as follows:

                    Meridian  Pusan-    Chunee  True   Translation   Total
                    Asia      meridian  Soft    World  adjustment

Balance, Dec.
31, 1999          $35,669      $ -       $ -     $ -      $ -       $35,669
Change in minority
interest in 2000*   (871)      43,860   106,565  212,356    -       361,909
Minority interest
in net loss of
subsidiary       (18,528)     (30,341) (106,565) (212,356)  -      (367,789)
Translation
Adjustments          -           -         -        -     (3,098)    (3,098)
Balance, Dec.
31, 2000         $16,270      $13,519     $ -     $ -     $(3,098)  $26,691

* Of the total amount of "change in minority interest in 2000" of $361,909, contribution (increased portion) from minority interests is $362,780. Of that amount, $315,965 was cash contribution and the rest, $46,815, was non-cash assets, primarily inventory.

Future net income from these subsidiaries will be allocated to the majority interest until such excess is eliminated, in accordance with U.S. GAAP.

8.	All complied but "other bad debt expense."  Please see the
Consolidated Statement of Operations and Comprehensive Loss. See page 55 for revisions.

"Other bad debt expense" represents the amount, the Company estimates, that is unlikely to be collected (i.e., asset has been impaired) based on past experiences, present market conditions and an analysis of the outstanding balances of the loans it made available to other companies or of other receivables that are not accounts receivables. As the Company does not derive a significant portion of its revenues from these transactions nor is it expected to recur on a regular basis, management believes that "other bad debt expense" should be classified as a non-operating item.

To clarify the nature of this line item "other bad debt expense" has been revised to "non-trade bad debt expense."

9.	Detailed components of "Others" under both other income and
other expenses are as follows:

i)	Major components of "others" under other income

                                                 2000           1999
Foreign currency transaction gain               $5,043         $5,218
Gain on sale of tangible assets                  1,132         20,922
Dividend income                                 12,339              -
Research and development support income
received from external research institutes     127,496        136,595
Gain on exemption of debts                       7,577         14,481
Income from research and development for
third parties                                        -         17,609
Corporate tax return                                 -          5,477
Rental income (factory)                              -          2,553
Value-Added Tax (VAT) return                     5,151              -
Other taxes return                               1,014              -
Income from sale of expendable supplies          1,053              -
Contribution from academic associations              -          3,110
Brokerage commission for sales agent                 -            673
Non-refundable deposit from cancelled contract       -            766
Income from temporary rent of equipment              -            421
Unused (or returned or unclaimed) portion
of expenses accrued (travel expense,
savings allowance, export related)                   -          2,623
Miscellaneous (including odd-price discount
unclaimed)                                         768          1,406
Total                                         $161,573       $211,854

For details of research and development income received from external research institutes please refer to paragraph 32 below.

ii)	Major components of "others" under other expenses

                                                   2000        1999
Foreign currency transaction loss                 $2,047      $5,193
Loss on sale of tangible assets                       10       9,754
Donations                                          1,070           -
Loss on repayment of debts                             -      31,371
Building maintenance                                   -      24,081
Loss on factoring of accounts receivable          13,576           -
Write-off of advance payments                     11,377           -
Miscellaneous taxes (VAT, tax on securities
trading, etc.)                                     2,257         346
Interests on miscellaneous payments overdue          357       2,160
Total                                            $30,693     $72,905

10.	Please refer to the following schedule for the difference between the depreciation amounts in statements of operations and comprehensive loss and the amounts in cash flow statements:


                                                   2000         1999
Depreciation as part of selling, general
and administrative expenses, per income
statement                                        $135,051      $31,130
Depreciation included in research and
Development                                        62,496       45,882
Depreciation included in cost of goods
sold                                               30,180       33,375
Total depreciation, per cash flow statements     $227,727     $110,386

Note 2(k) on page 61 was revised to disclose the total depreciation the Company recorded during the years presented.

11.	Terasource Venture Capital Co., Ltd. was first listed on Korean
Securities Dealers Automated Quotation (KOSDAQ) market in April
2000. Therefore, no unrealized holding gain or loss was recognized for the investment in Terasource as at December 31, 1999 pursuant to the Company's accounting policy and U.S. GAAP.

Accordingly, the Company's management believes that paragraphs
18 to 21, 25 and 26 SFAS 130 are not applicable in the instance.
Note 6 on page 65 has been revised for clarification.

Consolidated Statements of Cash Flows - pages 57

12.	Please refer to the paragraph 4 above.  As reflected in the revised statements of cash flows, the sale of goodwill (previously recorded as "disposal of intangible assets") did not involve cash. The
Consolidated Statements of Cash Flows have been revised to correct the disclosure of this non-cash transaction. See page 57.

13.	Details of the differences between the changes in certain balance sheet line items and the cash flows from the items presented in statement of cash flows are as follows:

i)	Short-term loan

                                                                 Amount
Balance, December 31, 1999                                       $67,038
Increase in 2000                                                 234,843
Decrease in 2000                 Repayment received              (78,947)
                                 Bad debt expense                (60,070)
Translation adjustment                                           (16,537)
Balance, December, 31, 2000                                     $146,327

ii)	Long-term loan

                                                                 Amount
Balance, December 31, 1999                                       $436,701
Increase in 2000        Amortization of present value discount     37,192
Decrease in 2000        Repayment received                        (13,158)
Bad debt expense                                                  (32,762)
Translation adjustment                                            (44,278)
Balance, December, 31, 2000                                      $383,695

iii)	Accounts receivable - trade

                                                                 Amount
Balance, December 31, 1999                                     $1,895,453
Increase in 2000             Foreign transaction gain              57,059
                             Increase                           1,174,177
Decrease in 2000             Bad debt expense                    (109,683)
Translation adjustment                                           (308,398)
Balance, December, 31, 2000                                    $2,708,608

iv)	Inventory

                                                                 Amount
Balance, December 31, 1999                                       $509,633
Increase in 2000                                                1,223,384
Decrease in 2000             Loss on valuation of inventory      (516,312)
Translation adjustment                                           (123,568)
Balance, December, 31, 2000                                    $1,093,137

v)	Property, plant and equipment

                                                                 Amount
Balance, December 31, 1999                                     $1,237,090
Increase in 2000               Acquisition                        706,245
Decrease in 2000               Proceeds from sale                 (13,725)
                               Loss on sale                           (10)
                               Gain on sale                         1,132
                               Depreciation                      (227,727)
Translation adjustment                                           (174,609)
Balance, December, 31, 2000                                    $1,528,395

Amounts presented in bold face match the items in statement of cash flows. Amounts in italic face add to provision for doubtful accounts in cash flow statements.

As shown above, the inconsistency between the changes in these line items in the December 31, 2000 balance sheet and the cash flows from the items presented in the statement of cash flows is attributable in large part to translation adjustments. Please note that the Won-U.S. dollar exchange rates were W1,265/$ and W1,136/$ as of December 31, 2000 and 1999, respectively, while the average rate for the year ended December 31, 2000 was W1,140/$. That is, between the two balance sheet dates, the Won depreciated by approximately 10.2% against the U.S. dollar.

14.	Complied. Please see the Consolidated Statement of Cash Flows.
See page 57 for revision.

15.	The 1999 proceeds from the issuance of common stock per the
Consolidated Statement of Cash Flows (page 57) has been revised to eliminate the inconsistency with the equivalent amount shown in the consolidated statements of changes in stockholders' equity. This inconsistency occurred due to the inclusion of "contribution from minority interest of consolidated subsidiaries," which is now a separate line item on the statement of cash flows.

Note 2, Summary of Significant Accounting Policies - pages 59 to 63

16.	Notes to the financial statements have been revised to state the fact that dividends, if any, would be declared in Won - please see Note 2(p) on page 62.

a. Basis of Financial Statements - page 59

17.	The Company's consolidation policy is to consolidate investee corporations in which it owns, directly or indirectly, more than 50% of their outstanding voting shares (in compliance with SFAS 94, paragraph 13) and to use the equity method where the Company exercises significant influence over operating and financial policies of an investee. In addition the Company has consolidated the companies (True World and Chunee Soft) in which the Company owns 50% or less of their stock on the following basis:

The Company owns 47.9% of outstanding voting shares of True World Co., Ltd. and three members of the Company's management (including Mr. Myeong, Hyeon-Seong, President) each own 1% of True World's outstanding voting shares. Therefore, the Company determined that it effectively controls 50.9% of the outstanding voting shares of True World, making it a subsidiary subject to consolidation.

The Company effectively controls Chunee Soft, of which it owns 50% of outstanding voting shares, because the Company is the largest shareholder of Chunee Soft. In addition, the Company's President (Mr. Myeong, Hyeon-Seong) is a member of board of directors (three required as provided by the Articles of Incorporation) and its Secretary and Treasurer (Mr. Park, Hee-Yo) is the "statutory auditor" of Chunee Soft.

A "statutory auditor" is the Korean equivalent of a U.S. audit committee. However, a "statutory auditor" may not also be a member of board of directors. Under Korean corporate laws, each corporation, whether listed or unlisted, is required to have one "statutory auditor." The conventional "audit committee" in North America is represented by the "statutory auditor" in Korea.

Also please note that Note 2(a) on page 59 has been revised to more clearly describe the existence of "control."

18.	The guidance at EITF 96-16 does not impact the accounting
and presentation for the Company's greater than 50% owned consolidated subsidiaries. The minority shareholders of the Company's subsidiaries do not have rights (for example, veto rights or any other rights that may prevent the Company from exercising "control" on day-to-day operations) that may prevent the Company from consolidating its subsidiaries.

f. Allowance for Doubtful Accounts -page 60

19.	The footnote for "allowance for doubtful accounts" has been revised to clearly indicate compliance with SFAS 5, please see Note 2(f) on page 60.

j. Valuation of Receivables and Payables- page 61

20.	The footnote for "valuation of receivables and payables at present value" has been revised to clarify the meaning of "nominal value" and to indicate the discount rate the Company used complies with paragraph 13 of Opinion 21. Please see Note 2(j) on page 61.

k. Property, Plant and Equipment - page 61

21.	For the years ended December 31, 2000 and 1999 no interest was capitalized. The disclosures required by paragraph 21 of SFAS 34 therefore need not be included. Please note that the note disclosure in this section has been revised to remove the reference to capitalized interest. See Note 2(k) on page 61 for revisions.

n. Revenue Recognition - page 62

22.	The Company's general sales agreements provide that the buyer
(distributors or other customers) may return the product purchased if three months did not elapse after the date of sale or if the price has been fully paid. However, the Company has experienced a very low rate of return, approximately 1% of total sales, and therefore did not accrue an allowance for return of sales. Management acknowledges that the Company's revenue recognition policy for software complies with SOP 97-2. The Company is not obligated to provide significant production, modification or customization work to the software.

The Company's distributors or other customers do not retain any other rights (e.g., price protection rights) associated with products purchased.

The note disclosure regarding revenue recognition policy has been revised to clearly reflect the Company's revenue recognition policy. See Note 2(n) on page 62 for new disclosure.

23.	The impact of SAB 101 on the Company's financial statements has been disclosed in Note 22.  See page 73 for new disclosure.

24.	The Company has had no long-term instalment sales and does not expect to have any in the foreseeable future. The note disclosure in this section has been revised to remove the reference to long-term instalment sales. See Note 2(j) on page 61 for revisions.

Note 3 (formerly Note 4), Short-Term and Long-Term Loans - page 64

Please note that "Note 3, Accounts Receivable" has been removed from the Financial Statements. Therefore all note numbers are reduced by one hereafter.

25.	The loan contract entered into by the Company and Meridian
Oriental Clinic (the "Clinic") provides that:

i)	Annual repayment of principal will begin on January 10, 2002;
ii)	Such annual repayment shall be offset by clinical experiment costs that the Clinic has incurred and will incur on behalf of the Company; and
iii)	The two parties (the Company and the Clinic) agree to
settle the rights and obligations in "net" amounts, as provided in Section ii) above.

This contract is legally binding under the laws of the Republic of Korea and therefore the Company's management believes that offsetting these amounts will comply with FIN 39. Note 3 on page
64 has been revised to disclose the amount paid by the Clinic on the Company's behalf.

26.	To facilitate promotion of the Company's products, the Company sought an oriental medicine practitioner who would primarily use its products in a clinical practice and perform clinical experiments with its new products. Dr. Lee, Seok-Won, an independent and unrelated practitioner, agreed to do so and the Company assisted him in establishing Meridian Oriental Clinic by advancing a long-term loan. As part of the loan agreement, annual principal repayments are reduced as the Clinic incurs costs associated with the clinical experiments as discussed above. The loan is partially secured by a refundable lease deposit of W140,000,000 (approximately $110,670 as of December 31, 2000) the Clinic made to the landlord of the building in which the Clinic is located.

The Clinic was not formed solely to demonstrate the Company's products and the relationship between the Company and the Clinic is limited to the loan and the clinical experiments through the use of the Company's products. The Clinic is not obligated to use only the Company's products for the clinical practice.

The Company does not have any ownership interest in the Clinic nor does the Company manage it. The Clinic's day-to-day operation is independent of the Company. The Company does not have any significant rights or potential liabilities as a result of this business relationship. Aside from the loan and the associated terms and conditions, the Company entered into an arm's length sales contract with the Clinic which sold the Company's products. No other contractual relationship exists between the two parties.

The Company sold its products (total 28 units of various machines and equipment) to the Clinic in May 1997 totalling approximately $148,850 (using Won-dollar spot exchange rate on the date of sales) and the sales were recorded as arm's length transactions. Normal sales prices were charged to the Clinic and the full amount was collected

27.	The Company made short-term loans available to two of its newly established sales agents to support their operating funds (working capital). The loans bore 11% interest. A loan to a sales agent amounting to $23,678 was repaid in March 2001 and the rest is to be repaid in the latter part of 2001.

Note 6 (formerly Note 7), Investments - page 65

28.	Complied, Notes 2(e) on page 60 and 2(h) on page 61 have been revised to include the disclosures required by paragraph 21(b) of SFAS 115.

29.	Complied, please see Note 6 on page 65.

Note 8 (formerly Note 9), Short-Term Borrowings - page 66

30.	In 1998, the Company obtained a short-term loan from Medison
Co., Ltd. in the amount of $162,759 (as of the 2000 balance sheet date, equivalent to W205,000,000) to purchase equity securities of Medicapital Co., Ltd., both of which are related parties to the Company. The Company and Medison agreed that the amount should be repaid upon the receipt of the proceeds from the sale of those securities. Both parties anticipated that the sale would take place shortly. Accordingly, the Company classified it as a short-term borrowing and did not impute the interest. However, the sale did not take place until 2000. The reason that such amount appeared to have decreased from $181,528 as at December 31, 1999 to $162,759 as at December 31, 2000 is the change in exchange rate between the balance sheet dates. The Company later sold those shares back to Medicapital for $179,825 (W205,000,000) realizing a loss of $633 (however, there is a translation adjustment of the same amount associated with this) with the proceeds from sale to be paid during 2001. These proceeds have now been received and used by the Company to fully repay the loan from Medison.

The statement that short-term borrowings from Medison Co., Ltd.
are scheduled to be offset against accounts receivable-trade from the Company until April 30, 2001 is not reflective of the situation and therefore a revision of the footnote has been made in this section to remove any confusion.

Accordingly, FIN 39 does not impact the Company as it relates to this transaction

31.	The short-term borrowings classified as "other" are loans the
Company's subsidiaries obtained from the following lenders. The significant terms are described as follows:

   Lender      Interest rate  Maturity date     2000     1999

Hanvit Bank      11%          May 10, 2001    $53,363     $ -
Industrial Bank
of Korea          8%          August 5, 2001   23,678       -
Medicapital Co.,
Ltd.             11%              -              -       2,888
Officers          -               -            63,536       -

                                             $140,577   $2,888

The Company's subsidiaries, Pusanmeridian and True World, obtained short-term loans from each of their presidents. These loans are non-interest bearing and will be repaid during 2001 without fixed maturity dates.

Of the short-term borrowings classified as "other" as shown above, the amount obtained from Hanvit Bank (in bold face) has been added to the amount of short-term borrowing from the same bank shown separately in Note 8. Therefore, the "other" amount also has been reduced by the same amount. None of the lenders are customers or suppliers. See page 66.

Note 10 (formerly Note 11), Long-Term Accounts Payable - Other - page
67

32.	Complied. Note 10 on page 67 has been revised to disclose the significant terms of the agreements with the external research institutes as well as the Company's accounting for them.

Note 11 (formerly Note 12), Retirement and Severance - page 68

33.	Pursuant to Labor Standards Law of Korea ("Law") and the
Company's retirement and severance benefit policy, employees who have been with the Company for more than one year are entitled to one-time lump sum payments based on most recent rates of pay and length of service when their employment is terminated by, for example, retirement or layoff. Under the Law the Company was required, until April 2000, to transfer a certain percentage of these benefits to the National Pension Fund (" Fund"). The purpose of such requirement was to secure and protect the " minimum" payments to those who vest, in case of possible liquidation or insolvency of companies.

Although the legal requirement to make these contributions was repealed in April 2000, the Law provides that the cumulative amount transferred to the Fund shall be used to pay future benefits that companies may be required to pay. Therefore, the Company is not liable for the cumulative amount that was already transferred to the Fund.

The Company's estimated liability under the plan, equal to the amount which would be payable if all of the Company's employees were terminated at the balance sheet date, has been accrued in the Company's consolidated financial statements. The amount contributed to the Fund reduces the benefit amount payable to the employees when their employment terminates and is reflected as a direct deduction from the benefits liability in the Company's consolidated financial statements.

Therefore, the Company's management believes that the Company's accounting for such indemnities is appropriate and is in compliance with FIN 39.

34.	Although the term "Pension" is used in the "National Pension Law"
and "National Pension Fund," such terminology is used very differently in Korea from how it is used in the United States of America. As described above in paragraph 33, a Korean "Pension" is a one-time lump sum payment upon termination of employment, rather than a series of payments in annuity.

Also, the computation of the total "Pension," or "retirement and severance benefit," to be paid to an employee by the Company and the Fund together is relatively very simple and does not involve actuarial estimation. The following is the formula used to determine the amount of the benefit payable:

Amount payable = (Certain percentage, as provided by the Law, of the person's latest annual salary or wage) X (Number of years employed)

The Law is uniformly and universally applicable to companies in Korea and companies do not have their own "Pension" plans.

Also, please note that the application of the Law is the same for both "retirement" and "layoff." That is, unlike in the United States, there is no difference between "retirement" benefit and "severance" benefit in Korea.

For the reasons discussed above, the Company's management believes that paragraph 5 of SFAS 132 is not applicable to the Company.

Note 13 (formerly Note 14), Accumulated Deficit - page 68

35.	A reserve for business rationalization is an appropriation of retained earnings legally mandated in Korea, for the amount of tax exempted on certain of the taxable income. Under Korean GAAP and under Korean tax laws, the Company did have net income and taxable income (as well as retained earnings) for the years ended December
31, 2000 and 1999. Therefore, the reserves (appropriations) were recorded for the years presented by appropriating the Company's
Korean GAAP retained earnings for the amounts of tax exempted at each year-end.

Therefore, although the original amount has been appropriated from retained earnings under Korean GAAP, since the Company had accumulated deficits rather than retained earnings under U.S. GAAP at the balance sheets dates presented, the Company has reclassified such amount as a separate component of shareholder's equity and thereby increased the accumulated deficit. The consolidated balance sheets and statements of changes in stockholders' equity have been revised accordingly.

The amount of the appropriation in Korean won amount did not decrease in fiscal 2000. Rather it decreased in dollar amount as a result of foreign translation. Please see the table below:


                                     Amount in Won   Amount in dollar
Balance, December 31, 1999            W262,008,177       $255,875
Increase during 2000                     5,600,760          4,913
Translation adjustment                           -        (12,020)

Balance, December 31, 2000            W267,608,937       $248,768

Note 14 (formerly Note 15), Commitments and Contingencies - page 68

36.	In substance the Company sold with recourse its notes receivable amounting to $353,985. The Company was segregated from its rights associated with the notes receivable (i.e. the Company has surrendered control over the notes to the transferee). Accordingly, the Company accounted for this transaction as a sale of notes in accordance with SFAS 125.

Therefore, the Company would be contingently liable to the financial institution in the event that the issuer of the note defaults the repayment of principal and/or interest.

For this transaction, the Company did not accrue this contingent liability and a charge to its statements of operations but only disclosed it in the footnote because the Company assessed that the possibility of defaults is remote. The Company has not experienced issuer's defaults on the notes factored by a third party. Even if an issuer defaults and the Company becomes liable for the amount to the third party, the Company has a right of reimbursement against the debtor (issuer).

The note disclosure regarding the sale of the notes has been revised for clarification. See Note 14 on page 68.

Note 16 (formerly Note 18), Income Taxes - page 70

Please note that "Note 16, Sales" has been combined into Note 21.
Therefore all note numbers are reduced by one hereafter.

37.	Note 16 on page 70 has been revised to include the disclosures required by paragraph 47 of SFAS 109. Please note that the category "net operating loss carryforwards" has been revised to "Technology and human resources development tax credit carryforwards."

Note 18 (formerly Note 20), Acquisition - page 71

38.	Complied. Note 18 on page 71 has been revised to include the pro forma disclosures required by paragraph 96 of Opinion 16.

39.	The Company incorporated Meridianasia and Pusanmeridian.
Chunee Soft was not a sales agent and had no prior business dealings with the Company before the Company acquired it.

However, when the Company acquired True World on January 30,
2000, it had been a sales agent and there had been a sales agreement between the two parties as principal and sales agent (distributor). Significant terms and conditions of such agreement were substantially the same as those found in normal sales agreement with other third-party customers. As of the date of acquisition, there were some products already on the premises of these companies, but unpaid. At that date, the outstanding amount of accounts receivable related to those products was $86,244 (using the spot exchange rate on acquisition date). The Company recorded the original transfers of the products as sales. The Company subsequently received the full amount of the outstanding receivable.

General Comments

40.       So noted.

41.	As per our recent telephone conversation with Mr. Webb of your office, we confirm that we have reviewed the SEC Edgar filing site and advise these minor disclosure items were completed in the filing. We enclose herewith a hard copy of the SEC filing.

Yours very truly,

MAITLAND & COMPANY

Per:    "Michael L. Seifert"

Michael L. Seifert

/encls.

cc	Peggy Fisher, Assistant Director



                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                 AMENDED FORM 8K

Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange
Act
                                   of 1934

                                 July 13, 2001
                               Date of Report

                      (Date of Earliest Event Reported)

                               MERIDIAN CO. LTD
                          __________________________
                        (Name of Small Business Issuer)


Republic of Korea                     0-30257               Not Applicable
________________________      ___________________     ____________________
(State or Other Jurisdiction  Commission File Number  I.R.S. Employer
Incorporation or Organization)                        Number

                             3F Medison Venture Tower
                               997-4 Daechi-Dong,
                               Kangnam-Ku, Seoul,
                               Republic of Korea.
                                Zip Code 135-280

              _________________________________________________________
            (Address of Principal Executive Offices including Zip Code)


             Tel No.: 82-22-194-3300         Fax No.: 82-22-194-3333
                            _______________________
                         (Issuer's Telephone Number)


Securities to be Registered Under Section 12(b) of the Act: None

Securities to be Registered Under Section 12(g) of the Act:

Common Stock Par Value 200 Won per share (Title of Class)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Convention

     In this Form 8K all references to "Korea" herein are references to The Republic of Korea. All references to the "Government" are references to the government of Korea. Unless otherwise noted all references to "shares" or "common stock" are references to the common shares of Meridian Co.
Ltd. par value 200 Won per share (the "Company"). All references to "KOSDAQ" herein are references to the Korea Securities Dealers Automated Quotation System.
All references to "SEC" are references to the United States Securities and Exchange Commission.

     References to "Won" or "W" are to the currency of Korea and all references to "Dollars", "$", or "US$" are to the currency of the United States of America. Solely for the convenience of the reader, this Form 8-K contains translations of certain Won amounts into Dollars at specified rates. All translations from Won to Dollar were made (unless otherwise indicated) at the noon buying rate in The City of New York for cable transfers in Won per US$1.00 as certified for customs purposes by the Federal Reserve Bank of New York. Unless otherwise stated, the translation of Won into Dollars have been made at the noon buying rate in effect on January 31, 2001, which was 1264.6 Won to US$1.00. No representation is made that the Won or US$ amounts referred to herein could have been or could be converted into US$ or Won, as the case may be, at any particular rate or at all. On June 22, 2001, the noon buying rate was 1,304 Won to US$1.00.

Exchange Rate Information

     The following table sets forth, for the periods and dates indicated, certain information concerning the noon buying rate. No representation is made that the Won or Dollar amounts referred to herein could have been or could be converted into Dollars or Won, as the case may be, at any particular rate, or at all.

Year Ended         At End of     Average Rate    High     Low
December 31        Period        Per $1.00US

1994               W792.7        W805.3          W816.6   W790.6

1995                775.8         771.2           797.5    758.5

1996                847.5         807.7           849      775.8

1997               1695           988.1          1960      845.5

1998               1206          1404.7          1812     1196

1999               1136          1187.7          1241.8   1124.5

2000               1265          1140            1267     1105.5


* The average of the noon buying rates on the last date of each month (or a portion thereof) during the period.

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

(a)     MERGER AGREEMENT.

     Pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement") dated February 6, 2001, Meridian Co. Ltd. (the "Company"), a Korean corporation, acquired all the outstanding shares of common stock of By George Holding, Corp. ("By George"), a Georgia corporation, from the shareholders thereof in an exchange of an aggregate of 68,142 shares (equivalent to 1,703,550 post split shares) of common stock of the Company and other consideration of payments of certain fees and expenses. (the "Acquisition"). Immediately following the Acquisition, ABR Meridian (Georgia) Inc. ("Subco"), a Georgia corporation and a wholly-owned subsidiary of the Company merged with By George (the "Merger") in a transaction in which the Subco becomes the surviving corporation.

     The Acquisition was approved by the unanimous consent of the Board of Directors of By George and its shareholders on February 6, 2001. The Acquisition was effective on February 6, 2001. The Merger was approved by unanimous consent of the respective Board of Directors of Subco and the Company on February 6, 2001. The Merger was effective on February 12, 2001. The Acquisition and Merger is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     Upon effectiveness of the Acquisition and Merger, pursuant to Rule 12g-13(a) of the General Rules and Regulations of the Securities and Exchange Commission ("SEC"), the Company elected to become the successor issuer to By George for reporting purposes under the Securities Exchange Act of 1934, as amended (the "1934 Act") and elects to report under the 1934 Act effective February 12, 2001.

     A copy of the Merger Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

(b)     CONTROL OF THE COMPANY

     The Company had 567,853 shares (equivalent to 14,196,325 post split shares) of common stock, par value 5,000 Won per share, issued and outstanding prior to the Acquisition, and 635,995 shares (equivalent to 15,899,875 post split shares) issued and outstanding following the Acquisition. By George had 100 shares of common stock no par value issued and outstanding prior and after the Acquisition.

Effective February 15, 2001 the Company forward split all of its outstanding common shares on the basis of 10 new shares of common stock of the Company for each issued share of common stock of the Company resulting in a total of 6,359,950 shares of common shares par value 500 Won per share in the capital stock of the Company being issued and outstanding (the "First Stock Split").

Effective March 19, 2001 the Company forward split all of its outstanding common shares on the basis of 5 new shares of common stock of the Company for every 2 issued shares of common stock of the Company resulting in a total of 15,899,875 shares of common shares par value 200
Won per share in the capital stock of the Company being issued and outstanding (the "Second Stock Split") (the First Stock Split and the Second Stock Split collectively referred to as the "Stock Splits").

     The following table sets forth certain information regarding the beneficial ownership of the common stock of the Company as of May 1, 2001, after taking into effect the Acquisition and the Stock Splits of: (a) each person who is known to the Company to own beneficially more than 5% of the Company's outstanding common stock, (b) each of the Company's directors and officers, and (c) all directors and officers of the Company, as a group:


NAME AND ADDRESS OF                 AMOUNT STOCK
PERCENTAGE OF
BENEFICIAL OWNER AND                BENEFICIALLY             CLASS
POSITION WITH THE                   OWNED
COMPANY

Myeong Hyeon-seong                 1,281,100 common shares     8.15%
#997-4 Daechi-dong
Gangnam-gu, Seoul, Korea
President, CEO and Director

Park Sang-ryul                      87,500 common shares      0.6%
687-6 Sangoan-ri,
Hongchun-eup, Hongchun-
kun, Kangwon-do, Korea
Director

Lee Soo-rang                        200,175 common shares      1.3%
#997-4 Daechi-dong
Gangnam-gu,
Seoul, Korea
Director, Manager of
Research and Development

Kim Ki-won                          235,000 common shares      1.48%
#997-4 Daechi-dong
Gangnam-gu,
Seoul, Korea
Diector, Domestic Sales

Min Jae-ki                             Nil                    Nil
#997-4 Daechi-dong
Gangnam-gu
Seoul, Korea
Statutory Auditor

Hee-yo Park                         82,575 common shares      0.51%
#974-4 Daechi-dong
Gangnam-gu, Seoul, Korea
Officer

EZ Digital Co. Ltd                  2,083,325 common shares     13.1%
7th Floor, Bitbil #1327-33
Seocho-dong Seocho-gu,
Seoul, Korea

Medison Co. Ltd.                    3,145,600 common shares    19.82%
Yangdeokwon-ri 114, Nam-
myeon, Hongcheon-gun
Gangweon-do Province
Korea

All Officers and Directors          1,651,350 common shares     10.4%
as a Group

     Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of the Company's common stock, which may be acquired upon exercise of stock options or warrants are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of the Company's common stock indicated as beneficially owned by them.

(c)     DESCRIPTION OF BY GEORGE HOLDING, CORP.

By George was organized under the laws of the State of Georgia on April
23, 1992. By George's principal current business objective has been to locate and acquire an operating business entity which management of By George felt would be a suitable acquisition (a "Target Company"). By
George recognized that as a result of its limited financial, managerial and other resources, the number of suitable potential businesses that would be available to it would be limited. By George's principal business objective was to seek long-term growth potential in the business in which it intended to participate in rather than immediate, short-term earnings.

By George did not restrict its search to any specific business, industry or geographical location. It sought to acquire a Target Company which was looking to avail itself of the benefits of being a "reporting issuer" in order to facilitate capital formation to expand into new markets.

In order to better facilitate its business goals By George voluntarily filed with the SEC a Form 10SB on April 10, 2000 and became a "reporting issuer" under the 1934 Act on June 9, 2000.

By George did not from the time it became a reporting issuer until the Merger, engage in any business activities other than the identifying, investigating, and analyzing potential Target Companies. Since its formation By George has had limited finances and no material assets or liabilities. Under the terms of the Merger the outstanding assets and liabilities of By George were assumed by Subco. The Company is not obligated to pay any outstanding liabilities of By George as a result of the Merge

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

(a)     CRITERIA FOR MERGER

     The consideration exchanged pursuant to the Acquisition Agreement was negotiated between By George and the Company.

     In evaluating the Acquisition, By George used criteria such as the value of assets of the Company, the Company's anticipated operations and acquisitions, material contracts, business name and reputation, quality of management, and current and anticipated operations. By George determined that the consideration for the Merger was reasonable. In evaluating By George, the Company placed a primary emphasis on By George's status as a reporting company under Section 12(g) of the 1934 Act, as amended, and By George's facilitation of the Company becoming a reporting company under the 1934 Act.

     In acquiring all of the outstanding shares of common stock of By George, being 100 common shares from the shareholders thereof the Company issued from its treasury an aggregate of 68,142 shares (1,703,550 shares after the Stock Splits) of common stock of the Company for the deemed value of the par value of each common share of the Company and $1.00 per common share of By George.

(b)     CORPORATE HISTORY OF THE COMPANY

     The Company was incorporated in Korea on November 9, 1994 for the purpose of developing and manufacturing medical devices, particularly in the Oriental and Natural medicine fields.

	In June 1998, the Company completed the acquisition of Hippo Medical Devices Land Co. Ltd. ("Hippo"), a Korean company that was engaged in selling medical equipment. Major products that were sold by Hippo included the Company's Life Functioning Diagnosing System and IR-2000, electrocardiograph equipment, automatic sphygmomanometer and body fat level measuring devices. These products were used in various hospitals and medical clinics locally as well as internationally. The acquisition of Hippo was a synergistic effect whereby the sales and distribution offices of Hippo were consolidated with the research and manufacturing divisions of the Company. Management believed the acquisition would increase revenues, create a stabilized sales network in Korea, and contribute to the international competitiveness of the Company. The acquisition was accomplished by the Company acquiring all of the issued and outstanding shares of Hippo for consideration of the issuance of 84,000 (2,100,000 post Stock Splits shares) shares of the Company.

	On August 30, 1999, the Company agreed to sell, in an arm's length transaction, certain assets amounting to $1,284,556 relating to two product lines that it had sold since the 1998 acquisition of Hippo, to Medicore Co. Ltd., an unrelated Dorean company. In return, Mediccore assumed certain liabilities, primarily attributed to the two product lines, of the Company in the same amount. These product lines are the Urea Breath Test Device
("UBT") and Infra-Red Imaging System ("IR-2000"). This transaction was completed on December 31, 1999.

	On November 3, 2000 the Company received clearance from the Food and Drug
Administration of the United States Public Health Service (the "FDA") to market two of its products: the Meridian-II and Meridian-Plus as Class 2 products in the United States.

Business of the Company

     The Company is engaged in the research, development, manufacturing and sales of medical devices for the Oriental and Natural/Alternative Medicine markets.

	The Company's products cross all the boundaries of health care disciplines and are useful in the practice of medicine, osteopathy, homeopathy, naturopathy, acupuncture and other complementary disciplines. If stress or imbalance is detected in a patient, the Company's products can identify the meridian imbalances in a person's body and assist the practitioner in recommending a course of treatment or therapy to alleviate the stress or to restore balance to the body's meridian systems.

     The Company currently sells four different product lines, including Meridian ABR-2000, LAPEX-2000 and Hemoscope Blood Analyzer, to healthcare practitioners throughout the world. The Meridian lines of products are computer assisted assessment and diagnostic devices. The ABR-2000 is a stress assessment and diagnostic device that identifies the areas of the human body that are experiencing trauma due to the effects of stress. The LAPEX-2000 is a semiconductor laser therapeutic device. The Hemoscope consists of a high-powered microscope that assesses a person's blood for the possible detection of causes of functional diseases.

     The Company's major customers are public health centers, Oriental medicine hospitals and clinics as well as Western hospitals and clinics. The Company is currently selling its products in Korea, China, United States, South America and Southeast Asia.

	The Company intends to expand its sales efforts internationally through establishing additional branch offices and sales and distribution agencies.

     	The Company's goal is to become a leading supplier of medical devices to the Oriental and Natural/Alternative Medicine markets. The Company expects to accomplish this goal by:

- focusing on growing market applications;
- maintaining technological advances in product development;
- developing products aimed at new markets; and
- establishing strategic relationships with key suppliers and customers.

     The Company's facilities are as follows:

     Korean Corporate Office:   3rd Floor, Medison Venture Tower
                                997-4 Daechi-dong,
                                Kangnam-gu, Seoul,
                                Korea, 135-280
                                Tel No.: 82-22-194-3300
                                Fax No.: 82-22-194-3333

	The Company has a 2-year renewable lease on its corporate office space. The lease expires on July 31, 2001. The corporate office space consists of 584.6 square meters.

     Korean Factory:            687-6, Sangoan-ri, Hogchon-yup,
                                Hongchon-gun, Kangwon Province
                                Korea, 250-804
                                Tel No.: 82-33-434-8141
                                Fax No.: 82-33-434-8144

The Company owns the factory building and land. The building consists of 1,188 square meters.

Employees of the Company

      As of February 1, 2001, the Company has 39 employees; 7 employees in administration and finance; 12 employees in sales and marketing; 11 employees in manufacturing, operations and engineering; and 8 employees in research and development.

Assembly, Installation and Maintenance

     The Company's products are assembled from purchased and manufactured components at its factory in Kangwon Province, Korea.

     Virtually all of the components making up the Company's products are readily available from outside domestic suppliers. Some of the components have been designed by the Company and/or are custom manufactured to its specifications. The Company tests and inspects incoming parts and components. While certain components used in the manufacturing of the Company's products are supplied by a single vendor to obtain volume economies, secondary sources are readily available in the event of delays in shipment.

Products of the Company

MERIDIAN LINE OF PRODUCTS

The Meridian line of products includes the Meridian-II, Meridian Plus and Meridian Compact. These products are computer assisted assessment and diagnostic devices, which are based on the analysis technique, pioneered by Dr. Reinhold Voll, a German medical doctor. Termed Electro-Acupuncture according to Voll ("E.A.V."), the assessment process incorporates elements of Western science and principles of traditional Chinese medicine. Practitioners use electrical, magnetic, sonic, acoustic, microwave and infrared devices to screen for or treat health conditions by detecting imbalances in the body's energy field and then correcting them. E.A.V. works by measuring the meridian lines on the hands and feet that correspond to the different organs in the body. The purpose of E.A.V. is to establish a functional testing of organs and tissues by measuring their respective acupuncture points. The conductance (capacity to let the stimulation current through) of an organ or a tissue is measured in order to discover energetically unbalanced points knowing that the energetic equilibrium of the human organism is altered, among other things, by the negative ambiance influence exercised by some medications, stress, poisons, insecticides, viruses, bacteria, harmful electromagnetic fields and inflammations as well as certain aliments.

MERIDIAN-II

     The Meridian-II is a computer assisted assessment and diagnostic device that establishes a functional testing of organs and tissues by measuring their respective acupuncture points and delivers a complete computer drafted evaluation for analysis. If stress or imbalance is detected in a patient, the Meridian-II can identify the meridian imbalances in a person's body and also assist the practitioner in recommending a course of treatment or therapy to alleviate the stress or to restore balance to the body's meridian systems. This provides the health practitioner with the ability to detect a potential health problem and to treat it early before the problem manifests itself. The device also allows the practitioner to monitor the progress of corrective therapies.

     The device is in the structure of a cart that includes a touch screen monitor, computer, printer, a set of medical instruments and supplemental parts including hand and foot electrodes.

Aspects                 MERIDIAN-II Description

Features               -Point finder (ARC)
                       -MS WINDOWS 98
                       -Better curative effect (UPM)
                       -Easy operation (TOUCH SCREEN)
                       -Single body design

Structure              -Main body: CART in exclusive use
                       -PC
                           -CPU: P-233MHz, MEMORY: 32MB, HDD: 6.4GB
                           -OS: WINDOWS 98, CD ROM: 40X, VGA AGP 4MB
                           -15 inch Colour Monitor (Speaker inside), HP 930 C
                            Inkjet Printer
                       -A set of medical instruments
                           -PB-Electrode: DR/R/L/ST/TS
                           -Cable Set
                           -Band: S.L. 2ea
                       -Parts
                           -Hand electrode (BAZ 2ea, CMP 1ea): 3 ea
                           -Foot electrodes (left, right, foot stool): 1 set -Upper limited frequency of cable: 1set
                           -ARC PB: 1ea
                           -OPERATIONAL MANUAL: 1sheet
                           -MULTI TAP: 1 set
                           -MOUSE PAD: 1 ea

MERIDIAN-PLUS

     Similar to the Meridian-II, the Meridian-Plus is a computer assisted assessment and diagnostic device, however, it comes in a different design and offers a computer as an option.

Aspects                 MERIDIAN-PLUS Description

Features                -Point finder (ARC)
                        -MS WINDOWS 98
                        -Better curative effect (UPM)
                        -Popular design

Structure               -Main Body: CART in exclusive use
                        -PC: (Optional)
                           -CPU: PIII-667MHz, MEMORY: 128MB, HDD: 10.2GB -OS: WINDOWS 98, CD ROM: 40X, VGA AGP 4MB
                           -MODEM: 56K FAX MODEM
                           -15 inch Color Monitor (Speaker inside), HP 930 C
                            Inkjet Printer
                        -A set of medical instruments
                           -PB-Electrode: DR/R/L/ST/TS
                           -Cable Set
                           -Band: S.L. each 2ea
                        -Parts
                           -Hand electrode (BAZ 2ea, CMP 1ea): 3ea
                           -Foot electrodes (left, right, footstool): 1set -Upper limited frequency of cable: 1set
                           -ARC PB: 1ea
                           -OPERATIONAL MANUAL: 1sheet
                           -MULTI TAP: 1set
                           -MOUSE PAD: 1ea

MERIDIAN-COMPACT
     The Meridian-Compact is a diagnostic device in the form of a portable unit. It does not come equipped with a computer and ancillary equipment.

OTHER PRODUCTS OF THE COMPANY

ABR-2000

     The ABR-2000 is a whole body screening stress assessment and diagnostic device that identifies the areas of the human body which are experiencing trauma due to the effects of stress. The device traces autonomic responsive conditions of the different types of stress-related diseases.

     The device sends a low-frequency impulse throughout the human body and detects minute physical changes by measuring electrophysiological responses of the autonomic nervous system. Irregular responses may indicate areas where organs or parts of the body are deteriorating due to stress. The patient stress analysis report is automatically produced in 5 minutes, allowing the health practitioner to quickly make recommendations to the patient.

     The device comes equipped with a one-touch assessment and diagnostic system and a printer.


Aspects           ABR-2000 Description

Features          -To diagnose the differentiation of pathological conditions in accordance with the eight principal syndromes
                  -Easy to operate
                      -One-touch automatic system allows the beginner to
                       operate it easily
                      -A medical assistant is able to measure it for the
                       medical specialist
                      -Right after measurement, the results print out in real
                       time
                      -Automatic measurement in 5 minutes
                      -Non-invasive, and comfortable diagnosis
                      -Print paper is reusable - available for chart storage
                       and patient's chart

Structure             -Body: Single body
                      -A set of electrodes: Copper electrodes (a set of head,
                       hand, and foot electrodes)
                      -Plotter: Magnetic
                      -Pen: Red, blue, black
                      -Print paper: 300 papers

LAPEX-2000

     The LAPEX-2000 is a semiconductor laser therapeutic device, which applies a laser to the foci of the human body without damaging the skin tissue and in turn, promotes healing of any damaged skin tissue. The use of laser therapy facilities, among other things, increase of blood flow, vitalization of cells and increase of protein synthesis which can assist in the treatment of soft tissue damage, acute and chronic joint diseases, chronic pain and improvement of circulation.

     The LAPEX-2000 comes equipped with an advanced digital semiconductor laser.

Aspect            LAPEX-2000 Description


Features          -Advanced digital semiconductor laser, solid curative
                   effect, semi-permanent
                  -No other supplies are necessary
                  -Non-invasive laser
                  -Practical for small spaces, easy to move

Structure         -Single Laser Probe (PW: Pulsed Wave): Trigger Point
                   Monitoring Function and Applying Laser to Trigger Point
                  -Multi Laser Probe (CW: Continuous Wave): To address the
                   largely affected parts
                  -Non-LIB/LIB Laser Probe (Intra/vascular Laser Irradiation of Blood): Non-invasive/Invasive venous blood, easy to operate, solid curative effect

HEMOSCOPE - BLOOD ANALYZER

     The Hemoscope is a digital-based blood analysis system. The system works by analyzing one drop of blood for conditions of red and white blood cells, clearness and nutritive conditions, as well as development of the immune bodies & diseases. It utilizes a powerful microscope using phase differences and dark vision to assess a person's blood for the possible detection of the causes of functional diseases.

     The Hemoscope comes equipped with microscope and ancillary components, a computer, monitor, modem and printer.

Aspects             Hemoscope Description

Features            -It is a PC image analysis system where one drop of blood
                     is analysed. It shows conditions of red and white blood cells, clearness and nutritive conditions of the blood, development of the immune bodies & diseases, etc.
                    -Comparing images is not available (Select a monitor and
                     a microscope)
                    -Clinical data and normal blood analysis
                    -Easy to convert database
                    -Image edition and storage functions are available
                    -Image printing function
                    -Slider fixed

Structure           -Main body
                        -Microscope
                        -Head: 3 eyes (3-way system)
                        -Eye lens: DIN ACH 10X(2PCS)
                        -Object lens: DIN ACH 10X, Iris 100X(OIL,
                         Achromatic)
                        -Stage: Angle of view (129 X 130mm), Mechanical
                         stage (Moving area: 35-75mm)
                        -Condenser: Dark Field Condenser (100x, Oil)
                        -Focus control: Macro-micro control coaxial
                        -Illuminator: 220V, 100W halogen lamp (Attached &
                         detached, Lamp Housing), luminous intensity controller
                        -Body: Aluminium die casting
                    -PC
                        -CPU: PIII-800MHz
                        -MEMORY: 256MB
                        -HDD: 30GB
                        -OS: WINDOWS 98
                        -CCD ROM: 40X
                        -MODEM: 56K FAX MODEM
                    -17 inch Color Monitor (Speaker inside)
                    -HP 930 C Inkjet Printer
                    -S/W (Image Grabber Included)
                    -Microscope
                    -Head: 3 Eyes (3way system)

EMT-2000

The EMT-2000 is a medical device that provides a pulse type electromagnetic current to the human body, which in turn, increases the calcium density of cartilage cells in bone fractures. This device speeds up the formation of callus in the bone as well as increases the oxygen supply to the affected area. The use of the device speeds up the healing process both in the area of bone regeneration but also in the regeneration of damage soft tissue injuries.

     The development of the EMT-2000 has been completed. The product is in the process of being tested and reviewed by Korean government health agencies, similar to the FDA in the U.S. The Company anticipates that it will launch the EMT-2000 in the 4th quarter of 2001.

Research and Development

     It is the goal of the Company to continually make enhancements and improvements to its products. Cost incurred to make routine enhancements or improvements, design changes to existing products and "trouble shouting" in production are excluded from research and development expenses.

Proprietary Technology

     The Company has 6 registered patents at the Korea Industrial Property Office. The Company believes that Korean intellectual property laws and regulations afford owners of intellectual property protections similar to those enjoyed by owners of intellectual property in the United States. Korean intellectual property laws were amended at the end of 1995 to harmonize them with the Trade-Related Aspects of Intellectual Property Rights Agreement.

The Company's registered patents are as follows:

Technology Description          Registration Number   Date of Registration

Insulation device of meridian       144993                  April-98
remedial apparatus

Diagnostic device using the         130791                  November-97
electric features of the human
body

Electrode ring device for home      236277                  September-99
treatment

Electrode clamp device for home     236276                  September-99
treatment

Automatic detection of meridians    210233                  April-99
by probe device

Medicament energy information       171667                  October-98
transferring
System

     The Company relies on a combination of patent and trade secrets to establish and protect the proprietary rights in its products. In order to protect and support current and future development of its products, the Company expects that it will continue to make application for patents at the Korea Industrial Property Office.

     The Company believes that the ownership of patents will be a significant factor in contributing to its business. However, the success of the Company will depend primarily on the innovative skills, technical competence and marketing abilities of its personal. In addition, there can be no assurances that the Company's current and future patent applications will be granted, or if granted, that the claims covered by the patents will not be reduced from those included in the Company's applications.

     Claims by third parties that the Company's current or future products infringe upon their intellectual property rights may have a material adverse effect on the Company. Intellectual property litigation is complex and expensive and the outcome of this litigation is difficult to predict. Any future litigation, regardless of outcome, may result in substantial expense to the Company and significant diversion of the Company's management and technical personal.

Regulatory Restrictions

     Use of the Company's products internationally is subject to various government regulatory requirements on a country-by-country basis. Europe, the U.S., Canada, Australia, Japan and China each have their own product certification systems. As a result, this has slowed the process for the Company to expand in the world market. Even if there are no technical difficulties, its products are directly involved with human life, and require that the Company obtain government approval in clinical safety of the products through various analysis and testing procedures.

As noted above, the Meridian-II and the Meridian-Plus have received FDA approval to be sold as Class 2 products in the U.S. The table below includes all the regions in the world where Meridian's products have been approved for sale.

Region                     Products Approved

Korea Meridian-II, Meridian Plus, Meridian Compact, ABR-2000, LAPEX-2000, Hemoscope

China                      Meridian-II, ABR-2000

U.S.A.                     Meridian-II, Meridian Plus

South America              Meridian-II, Meridian Plus, Meridian Compact,
                           ABR-2000, LAPEX-2000, Hemoscope

Southeast Asia, except     Meridian-II, Meridian Plus, Meridian Compact,
China and Japan            ABR-2000, LAPEX-2000, Hemoscope

Markets

Industry Background

The medical instruments industry is characterized by low-volume production of various medical equipment and apparatus. It contains components from a diverse range of industries such as electronics, advanced materials and information technology and includes the fields of physics, chemistry, biology and medicine. In many countries, government support is provided in the medical instruments industry as a priority industry. This industry tends to be technology-intensive, low energy consuming and non-polluting.

Industry Trends

Throughout the world, the medicine environment is changing. In Korea, for example, the popularity of Oriental medicine is rising rapidly. The importance of alternative medicine has been acknowledged in Europe, North America and in Asia, and accordingly, these markets have been expanding.
As a result, the interest in Oriental medicine is growing worldwide with the demand for Oriental medical instruments increasing more than for general medical instruments.
Therefore, as an Oriental medical instruments manufacturer, the Company is well positioned in an expanding market.

The Oriental and Western medical instrument markets are classifieds as follows:

Field/Area          Korea                  Asia               West

Oriental Medicine   Oriental Medicine      Chinese Medicine)  Oriental
Medicine
(Chinese)                                  (China)            (USA)
                    (Hospitals & Clinics)  Oriental Medicine
                                           (Japan)

Alternative         Oriental Medicine      Oriental Medicine  Natural
Medicine
Medicine            (Clinics)              (Japan)            (USA/Latin
                                           Veda & Iso-        America)  Iso-
                                           therapy (India)    therapy (Europe/
                                                              Latin America)

Size of Industry

Korean Market

     According to information obtained from the World Health Organization in 1997 that was prepared by the Korean Institute of Oriental Medicine ("Korean Institute"), the size of the Korean medical instrument industry was estimated to be almost $1 billion in 2000. The domestic medical instrument market has sustained an average annual growth rate of approximately 12% for the past several years.

World Market

     The size of the world medical instrument industry was estimated to be $43 billion in 1999 and $45 billion in 2000, according to the Korean Institute. Its annual average growth rate has been averaging approximately 2.5%. Oriental medical instruments and biorhythm recorders have approximately $5.4 billion and $4.6 billion of market share in 2000, translating to approximately 12% and 10% of the total world medical instrument market, respectively. It is expected that in five years the total medical instrument market will be approximately $51.4 billion with Oriental medical instruments and biorhythm recorder industries having approximately 14% and 11% of the worldwide market, respectively.

Sales and Marketing

Target Markets

The Company's targets Western hospitals and clinics, Oriental medicine hospitals and clinics and public health centers. The Company's major customers are public health centers, health examination centers, Oriental medicine hospitals and clinics and Western hospitals and clinics.

Target Markets By Products

Section                   MERIDIAN     ABR-2000     LAPEX-2000
Hemoscope

Oriental medicine          Yes           Yes         Yes              Yes
hospital

Oriental medicine          Yes           Yes         Yes              Yes
clinic

Internal medicine          Yes           Yes         Yes              Yes

Home doctoring             Yes           Yes         Yes              Yes

Rehabilitation medicine    Yes           Yes         Yes              Yes

Public health center       Yes           Yes

Examination center         Yes           Yes

Neurosurgery                                         Yes              Yes

Neuropsychiatry                          Yes         Yes

Pain clinic                                          Yes              Yes

Western & Oriental         Yes           Yes         Yes              Yes
Medicine hospital
and clinic

Domestic Market

There are over 100 Oriental medicine hospitals and about 6,600 Oriental medicine clinics in Korea, among which about one third of both are located in Seoul. The number of Oriental medicine hospitals and clinics by region as of 1999 is as follows:

Division  North  South  Busan,  Daegu,  Gwangiu,  Daejeon,  Gyeonggi, Total
          Seoul  Seoul  Gyeon-  Gyeon-  Jeolla    Chungc-   Gangwon
                        gnam    gbuk

Hospital  14     18     14      22      18        7         14         107

Clinic    1,015  1,375  1,150   838     501       651       1,059      6,589

Total     1,029  1,393  1,164   860     519       658       1,073      6,696

There are about 770 general hospitals and 17,000 general clinics are in Korea, among which about one third of both are located in Seoul. The number of general hospitals and clinics by region as of 1999 is as follows:

Division  North  South  Busan,  Daegu,  Gwangiu,  Daejeon,  Gyeonggi,
Total
          Seoul  Seoul  Gyeon-  Gyeon-  Jeolla    Chungc-   Gangwon
                        gnam    gbuk
General
Hospital  72     110    169     79      117       75        150        772

Clinic    2,242  3,317  2,711   1,715   1,899     1,755     3,404      17,043

Total     2,314  3,427  2,880   1,794   2,016     1,830     3,554      17,815

Before the national economic crisis of Korea, the number of oriental hospitals increased significantly, but since 1998, the number has remained about the same. The number of clinics has increased by approximately 6.5% annually.

International Market

According to the Korean Institute, the number of Oriental Medical doctors and practitioners, paramedical practitioners, Oriental hospitals and clinics worldwide is as follow:

World Traditional Medicine (OMD/PM)

Country      Medical           Practitioners     Hospital/      Other
             Specialty                           Clinic         Information

Korea        OM (Korea)        OMD    9,229      98/6,146

China        OM (China)        OMD  260,495      41/40/2,441
                               OMD/MD 8,393        (Hosp)

Vietnam      OM (Vietnam)      OMD    1,384       43/59/206       OM
Practice
                               MD     5,500         (Hosp)
             OM (Acupuncture)  PM    20,000

Hong Kong    OM (China)        OMD    1,890                       7,000 massage
                                                                   therapy
                                                                   practitioners
Taiwan       OM (China)        OMD    3,000        86/1,768

Singapore    OM (China)        OMD    1,200        30/1,000

Malaysia     OM (China)        OMD    2,100

Japan        OM (Japan)        MD     7,941                         OM Practice
             OM (Acupuncture)  PM   131,685
             OM (Massage)      PM    95,365
             AM (Osteopath)    PM    26,221

USA          Chiropractic      PM    50,000
             OM (China)        PM     7,200
             Naturopath        PM     1,800

Germany      Heilpraktitioner  PM    50,000

India        OM (Ayur Veda)    PM   223,000        1,349/8,300
             Homeopath         PM   145,000

Pakistan     OM (Ayur Veda)    PM    34,258
             Homeopath         PM    19,903


Notes:
OMD:    Oriental Medical Doctor
PM:     Paramedical Practitioner
MD:     Medical Doctor

Sales and Marketing Strategy

Domestic

     The Company's domestic sales efforts focuses on the Oriental and western hospitals as well as the Oriental and western clinics throughout Korea. The Company has 2 sales branches in Korea and has established a network of 5 sales and distribution agencies throughout the country.

Besides using sales agents, the Company sells its products through direct sales by its sales teams located at its branch offices. The Company's direct sales force uses a team approach, which enables it to achieve better control of the sales process and respond more rapidly to customer needs.

Regional Market

     The Company has a branch office in Taiwan and has an established sales agent in Japan. To increase its exposure in China, the Company is in the process of opening a branch office in Beijing, which is expected to be completed in the 1st quarter of 2001. The Company intends to build an agency network around its Beijing office in order to rapidly expand the sales of its products in China. It expects to accomplish this by subdividing China into 4 zones: Beijing,
Shanghai, Guangzhou and Sachuan.

In the Southeast Asian market, the Company is using a local-oriented marketing strategy that is focused on the health care market of Chinese residents. In Japan, the Company intends to target Western doctors who are actively engaged in practicing Oriental medicine.

International Market

The Company has sold products in Iran, Africa, South America and the United States through an international network of sales and distribution agents. The Company is currently involved in expanding its presence in the U.S. and is establishing relationships with several medical instrument distributors. Furthermore, the Company is in the process of opening a sales office in the United States, which is expected to be completed in the second quarter of 2001.

     Since 2000, the Company has been establishing new sales agents in Central and Latin America. The Company plans to subdivide the market into Central America-Caribbean, Latin America and Brazil in terms of regions.

     The Company is currently evaluating potential strategic relationships with a number of companies to expand its presence in Europe.

The list of domestic and overseas branch and agency offices is as follows.

Company              Location              Company            Location

Keumyang Medical     Gangbuk, Seoul        MACL               Taiwan
True World           Gangnam, Seoul        SENSA              Japan
Gwangju Meridian     Jeola-do, Korea       ZOMAR              Iran
Daegu Meridian       Gyeongsangbuk-do,
                     Daegu, Korea          MEDISON DO BRAZIL  Brazil
Busan Meridian       Gyeongsangnam-do,
                     Busan, Korea          ISOMED             North Africa
Jejung Medical       Gyeonggi-do,
                     Gangwon-do, Korea     China Branch       Beijing, China
Segang Medical       Chungcheong-do, Korea

Marketing Programs

     To support the sales organization, the Company intends, when resources are available, to devote significant resources in the building and launching of a series of marketing campaigns both domestically and abroad. The Company's marketing efforts will include a number of programs, such as seminars, industry trade shows, mailings, analyst and press tours, print and online advertising, and public relations. The Company believes these marketing programs will result in increased awareness of the Company's products.

The Company is currently marketing the Meridian line of products, the ABR-2000, the LAPEX-2000 and the Hemoscope. The Company will be marketing the EMT-2000 in the U.S. once it receives authorization from the FDA, expected to be by the 4th quarter of 2001.

Customer Support

     The Company believes that high quality customer service and support is critical to the successful marketing and sale of its products. The Company intends to develop a comprehensive service and support organization to manage customer accounts including the creation of a customer satisfaction center. The Company plans to establish additional service and support sites internationally commensurate with customer needs.

Competition

     Each of the markets in which the Company sells or intends to sell its products is fragmented and highly competitive. Many of the Company's competitors have greater financial, marketing, distribution and technical resources than the Company. The Company believes that ease of use, pricing, the uniqueness of the products, the significant knowledge it has about Oriental medicine and practices as well as its patented technology, are positive factors that enhance its competitive position. While the success of the Company will be dependant on its ability to compete with these competitors on both a quality and cost-effective basis, there is no assurance that the Company will be more successful than its competitors.

Current Status of Competition by Product

Meridian Line of Products

The main competitors to the Meridian line include BioMeridian International, Inc. ("BioMeridian") of the U.S. and Pitterling Electronic GmbH ("Pitterling"), VEGA Grieshaber KG ("Vega") and Mora Med-tronik
GmbH ("Mora") from Germany. Several other small medical instrument companies exist, however, they sell units that are less advanced than these companies just mentioned and are not considered to pose a competitive threat to the Company. The Company's products have a modern design and are regarded as suitable instruments for modern hospitals. They are just about the only manufacturer in the Orient that develops medical instruments at the crossroads of Oriental Medicine and Western Medicine. Although small-scaled competitors exist in Taiwan and Japan, they didn't establish a market base in their own domestic markets.

Description    MERIDIAN-II          Product of             Product of Mora
                                    Pitterling             Med-tronik GmbH
                                    Electronic GmbH

Price ($US)    $12,500              $30,000                $30,000

Functions      Medical diagnosis    Medical diagnosis      Medical diagnosis
               & treatment          & treatment            & treatment
               Pharmaceutical
               Testing

Repair rate    1%                   3%

Product
difference:    Automatic analysis   Basic diagnosis        Basic diagnosis
               of measurements      & treatment            & treatment
               Automatic
               combination of
               waves for treatment
               Personal computer
               with software

ABR-2000

     Vega is the only company that is considered to offer a competitive product to the ABR-2000. Competition is expected to increase for this type of product in the future.


Description                    ABR-2000                   Product of VEGA
                                                          Grieshaber KG
Price ($US)                    $12,500                    $12,500
Functions                      Diagnosis of               Diagnosis of
                               neural functions           neural function
Maintenance cost               None                       None
Repair rate                    2%                         5%
Auto measurement & analysis
Examination time               8 minutes                  12 minutes
Detailed diagnosis using       Possible                   Impossible
micro current

LAPEX-2000

Competitors in Korea and China primarily use gas lasers in this type of product. There is no direct competitor for the Company's semiconductor laser. However, in the European Union and Japan, there are a number of companies producing laser therapy products, and they can be potential competitors if they improve the functionality of their products.

Description                 LAPEX-2000             Products of
                                                   Dae Shin Enterprise Ltd.,
                                                   Shin Woo Medical Ltd.

Price ($US)                 $6,700                 $5,000
Functions                   Improving blood        Improving blood
                            circulation            circulation
                            Improving immune       Improving immune
                            function               function
Maintenance fee             $0                     $300
Repair rate                  0%                     2%
Replacement parts           Semi-permanent         Replacement of
                            digital semiconductor  gas laser every year
Application                 Non-invasive, no pain  Invasive, pain
Supplies expense            None                   Yes


HEMOSCOPE

There are companies producing products similar to the Hemoscope, however unlike the Company, they use a standard microscope and lens.

Description                Hemoscope              Products of
                                                  Dae Shin
                                                  Enterprise Ltd.
                                                  Shin Woo Medical Ltd.

Price ($US)                $10,000                 8,400
Functions                  Analysis of blood       Analysis of blood
                           corpuscle               corpuscle
Maintenance cost           None                    None
Repair rate                0%                      2%
Product Features           High powered            Standard microscope
                           microscope with         and lens
                           high resolution lens
Analysis Software

Current Status of Competition by Region

China

Products similar to the Meridian line were developed by Japanese manufacturers and were introduced into China years ago. However, these companies failed in successfully launching its products in China. Although gas lasers have been developed and sold, they do not match the functionality of the Company's semiconductor laser. The possibility for a corresponding model to the Company's products to be developed is considered to be very low at this time.

Europe

Pitterling, Vega and Mora use E.A.V. and have a strong presence in the European Union and Eastern Europe, in addition to approximately 20 small medical instrument companies. In the laser area, about 10 small companies compete with each other; therefore, future competition is expected to be more severe in this region.

Central and Latin America

While German companies such as Pitterling and Vega were the first to enter these markets, The Company executed an aggressive marketing strategy beginning in 1998 and secured a larger market share. It is anticipated that BioMeridian will also advance into Central and Latin America by entering into Mexico and Puerto Rico. Therefore, the competition in this region is expected to be more severe in the future.

USA

BioMeridian has dominated small E.A.V. companies in the U.S. for the past
3 years and has succeeded in establishing agencies in Germany, the United Kingdom and Australia. While BioMeridian is considered to be the largest competitor to the Company in the U.S., there exist a number of smaller competitors in this region as well. End user price of its E.A.V. product is $18,500 in the U.S., which is less competitive to the Company's products in terms of price. Vega and Mora distributes its products in the U.S. via Canada.

Corporate Investments

     The Company has equity investments in the following companies:

Name/Country                   Business                         Equity ownership

Meridian Asia Company          Sales of medical equipment.         51%
Co. Ltd
Hong Kong

Terasource Venture             Venture capital                     0.16%
Capital Co. Ltd.
Seoul, Korea

True World Co. Ltd.            Sales of medical equipment          47.96%
Seoul, Korea

Chunee Soft. Co. Ltd.          Software development and sales      50%
Pusan, Korea

Meridian Pusan Co. Ltd.        Sales of medical equipment          60%
Pusan, Korea

Medicapital Co. Ltd.           Venture capital                     0.15%
Seoul, Korea

(c)     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION
        AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

Year comparison 2000 to 1999


     For the year ended December 31, 2000, the Company achieved sales revenues of $5,176,544 that resulted in a gross profit of $2,197,569 compared with sales revenues of $5,212,887 that resulted in a gross profit of $1,326,376 for the year ended December 31, 1999. The Company's operating loss, however, increased from $1,045,557 in 1999 to $1,141,407 in 2000. Such increase in the operating loss was due primarily to the increased expenditure of funds for certain selling, general and administrative expenses such as bad debt expense, commissions, depreciation, employee benefits, entertainment, overseas market development, salaries and general expenses.

     The increase in bad debt expenses, commissions, employee benefits, entertainment, overseas market development and salaries is a reflection of the Company's increased selling and marketing efforts. The increase in depreciation expense resulted from the acquisition of the sizable amount of depreciable assets. Total selling, general and administrative expenses increased from $2,371,933 in the year ended December 31m 1999 to $3,338,976 for the year ended December 31, 2000.

     The Company spent $540,671 on research and development in the year ended December 31, 2000 as compared to $855,151 for the previous year.

     For the year ended December 31, 2000 the Company recorded inventory write-down due to decline in market value amounting to $516,312 as compared to $725,584 for 1999. The loss in value of inventory and the consequent write-down to a new cost basis represent approximately 10% of gross sales for 2000. Although material in amount, the inventory is still on hand and salable, and the Company moves into the year 2001 with a strong balance sheet based on solid, realizable assets. The Company expects that the future loss in value of inventory and the consequent write-down will be stabilized at approximately 2% of gross sales.

     During November and December of 2000, the last two months of the fiscal year, the Company incurred increased sales amounting to approximately $920,000 attributed primarily to the LAPEX-2000, a new product the Company began selling in November 2000. This increased the accounts receivables at the 2000 year-end. In pursuit of continuing increasing sales levels, the Company was building inventories concurrently with its expanded marketing efforts. As a result, both inventories and accounts receivables increased over 1999 levels.

     The increase in selling, general and administrative expenses and inventory levels was due to the efforts expended by the Company in bringing its products on stream and expanding to other markets.

     In the same period, working capital decreased from $2,209,504 in 1999 to $1,104,727 in 2000. As of the year ended December 31, 2000, the Company had an accumulated deficit of $1,444,379.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's sources of liquidity have historically been cash from operations, capital working lines of credit and debt and equity financing. The Company has generated revenues for the last three years but operations of the Company require significant amounts of cash. Therefore the Company has sought and relied on additional debt and/or equity financing opportunities to achieve profitable operations.

     On May 7, 1999 the Company issued bonds in the aggregate amount of $807,320. The bonds bear interest at 12% per annum and are convertible up to and including April 6, 2001 into common shares in the capital stock of the Company at the rate of $22.43 per share (the "Series II Bonds"). In December 1999 the Company converted the Series II Bonds into 53,853 (1,346,325 post Stock Split shares) shares of the Company. The Series I Bonds were fully redeemed by the Company in 2000. In August 1999 the Company raised $180,600 by way of the sale of 17,720 shares (443,000 post Stock Split shares) of the Company. In November and December 1999 it raised an additional $312,576 and $314,521 respectively by way of the sale of a total of 101,080 (2,527,000 post Stock Split shares) shares of the Company.

     In August 1999 the Company sold current assets in the amount of $894,596 plus $389,960 in goodwill to Medicore Co. Ltd. an unrelated Korean company, in an arm's length transaction for consideration of the assumption by Medicore Co. Ltd. of certain liabilities of the Company in the amount of $1,284,556.

     For the year ended December 31, 1999 the Company had long-term debt obligations with various lending institutions totaling $2,023,768. The maturity dates of the long term debt were $286,901 in the year 2000, $538,152 in the year 2001, $313,000 in the year 2002, $375,941 in the year
2003 and $525,835 in the year 2004 and thereafter. The Company's land and buildings were pledged as collateral for the Company's capital working lines of credit with the Chohung Bank of Korea. As of December 31, 1999 the Company had working capital of $2,209,504.

     For the year ending December 31, 2000, cash flow from operations did not satisfy all of the Company's operational requirements and cash commitments. The Company had sales for the year of $5,176,544 with a gross profit of $2,197,569 and an operating loss of $1,141,407. At the end of the year, the Company had working capital of $1,104,727. In the month of March 2000, the Company raised by way of the sale of 750,000 (post
Stock Splits) of its common stock a total of $669,344. For the year ended December 31, 2000 the Company had long-term debt obligations with various lending institutions totalling $1,181,381 as compared to $2,023,768 for the year ended December 31, 1999. The maturity dates of the long term debt is $425,667 in the year 2001, $392,968 in the year 2002, $416,781 in the year 2003, $226,970 in the year
2004 and $144,662 in the year 2005 and thereafter. In 2000 investments in Terasource Venture Capital Co. Ltd and Medicapital
Co. Ltd were disposed of for a combined gain of $230,302.
As of December 31, 2000 the Company had working capital of $1,104,727.

Since the Company currently does not generate enough revenue from operations, the Company will have to continue to rely upon equity and debt financing during such period. The Company anticipates that it will continue with its ongoing research and development in order to complete products under development. The Company will have to raise additional funds in order to accomplish the forgoing. There can be no assurances that financing, whether debt or equity, will always be available to the Company in the amount required any particular time or for any particular period, or if available, that it can be obtained on terms satisfactory to the Company.
The Company has no arrangements with its officers, directors or affiliates to provide liquidity to the Company.

Subsequent Events

On January 31, 2001 the Company issued bonds of $794,912 with an annual interest rate at 12.15%. The bonds will be due and payable on January 31, 2003.

Plan of Operation

     The Company's plan of operation for the year ending December 31, 2001 anticipates the bringing to market the EMT-2000 and the LAPEX-2000, and accordingly, increasing its employees in Korea by 7 employees. Product development has been completed for the EMT-2000. The product is current in the process of being reviewed and tested by the Korean regulatory agencies. The Company anticipates that it will be ready to launch the product in the 4th quarter of 2001. The Company received FDA approval on November 3, 2000 to market two of its products , the Meridian-II and Meridian-Plus, as Class 2 products in the United States. The Company intends to open branch offices in Beijing and the U.S. and expects to hire 7 employees for each of these offices.

     The Company will require additional cash to implement its business strategies, including cash for (i) payment of increased operating expenses,(ii) expand its sales market abroad, (iii) continued research and development and (iv) further implementation of those business strategies. No assurance can be given, however, that the Company will have access to the capital markets in the future, or that financing will be available on acceptable terms to satisfy the Company's cash requirements needed to implement the Company's business strategies. The Company's inability to access the capital markets or obtain acceptable financing could have a material adverse effect on the Company's results of operations and financial condition, and could severely threaten the Company's ability to operate as a going concern.

     Sales are budgeted to increase from the start of the year as a result of receipt by the Company of FDA approval to market two of the Company's products, the Meridian-II and Meridian-Plus as Class 2 products in the United States and the EMT-2000 coming on stream.

     As production in being ramped up and with new products coming on stream it is expected that overhead expenses will continue to rise. General investment in product development is budgeted to continue at its current rate pending agreement on specific product investments which will be treated as projects external to the current budget.

     The Company's future operations and liquidity will be affected by the ability of the Company to continue to sell and market its products, compete with existing competitors and satisfy the needs of current and future customers to the extent that profitability will be maintained.

Forward Looking Statements:

     The Company's forecast of the period of time through which the Company's financial resources will be adequate to support the Company's operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary as a result of a number of factors. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objections, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates", or "does not anticipates", "plans", "estimates", or "intends" or stating that certain actions, events or results "may", "could", "would", "might", or "will" be taken, occur or be achieved) are not statements of historical fact and may be "forward looking statements". Such statements are included among other places in the Form 8K, in the sections entitled "Management's Discussion and Analysis", "Plan of Operation", Business", and "Risks Factors". Forward-Looking Statements are based on expectations, estimates and projections at the time the statements are being made that involve a number of risks and uncertainties which could cause actual results or events to differ materially form those presently anticipated. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurances that such expectations will prove to have been correct.

(d)     RISK FACTORS ASSOCIATED WITH THE COMPANY AND ITS
BUSINESS

     The following risks relate specifically to the Company's business and should be considered carefully. The Company's business, financial condition and results of operations could be materially and adversely affected by any of the following risks. In particular, the Company is a Korean Company and is governed by a legal and regulatory environment which in some respects, may differ from that which prevails in other countries.

The Company's limited operating history makes the evaluation of the Company's current business and the forecasting of the Company's future results difficult

     The Company has only a limited operating history on which to base an evaluation of the Company's current business and prospects, each of which should be considered in light of the risks, expenses and problems frequently encountered in the early stages of development of all companies. This limited operating history leads the Company to believe that period-to-period comparisons of its operating results may not be meaningful and that the results for any particular period should not be relied upon as an indication of future performance. There is no assurance that the Company's products will achieve acceptance in the marketplace on commercially acceptable terms. If revenues do not grow at anticipated rates, the Company's business, results of operations and financial condition would be materially and adversely affected.

The Company's additional funding requirements

       The Company has limited financial resources. The Company will require additional cash to implement its business strategies, including cash for (i) payment of increased operating expenses, (ii) costs associated with bringing the EMT-2000 and the LAPEX-2000 to market, (iii)continued
research and development and (iv) further implementation of those business strategies. The Company anticipates raising such additional capital through public or private financings, as well as through loans and other resources. There is no assurance that the necessary funds would be available to the
Company on terms acceptable to it.   Failure to obtain such additional
funding could result in delay or indefinite postponement of some or all of the Company's products to the market place or the ability to supply sufficient product to the market place on a continual and profitable basis.

Additional funds raised by the Company through the issuance of equity or convertible debt securities will cause the Company's current stockholders to experience dilution. Such securities may grant rights, preferences or privileges senior to those of the Company's common stockholders.

The Company does not have any contractual restrictions on the Company's ability to incur debt and, accordingly, the Company could incur significant amounts of indebtedness to finance its operations. Any such indebtedness could contain covenants which would restrict the Company's operations.

The Company anticipates that losses may continue

     The Company anticipates incurring losses for the foreseeable future.
For the year ending December 31, 2000 the Company had operating losses of $1,141,407 and an accumulated deficit of $1,941,915. The extent of future losses will depend, in part, on the amount of growth in revenues from the Company's products. The Company expects that operating costs will increase during the next several years, especially in the areas of sales and marketing, product development and general and administrative expenses as it pursues its business strategy. Thus, the Company will need to generate increased revenues faster than the rate of growth in costs to achieve profitability. To the extent that increases in its operating expenses precede or are not subsequently followed by corresponding increases in revenues, or if it is unable to adjust operating expense levels accordingly, the Company's business, results of operations and financial condition would be materially and adversely affected. There can be no assurance that the Company will sustain profitability or that its operating losses will not increase in the future.

Competition from larger companies

     The industries in which the Company competes are intensely competitive and the Company competes and will compete with companies having greater financial and technical resources. Therefore, to the extent that the Company is able to establish sales, revenues and profits, there is no assurance that it would be able to sustain such sales, revenues and profits. Moreover, although not a major factor today, if and when the Company begins achieving its objectives, larger, better financed companies in peripheral businesses may be attracted to the Company's markets. They may be prepared to spend large sums quickly to develop competitive products and to mount major marketing campaigns. The Company is aware of this possibility and hopes to establish itself as an industry leader early on. Time is of the essence and the Company's financing and marketing programs are essential to minimize this risk.

Need to upgrade products and develop new technologies

     Continued participation by the Company in its market may require the investment of the Company's resources in upgrading of its products and technology for the Company to compete and to meet regulatory and statutory standards. There can be no assurance that such resources will be available to the Company or that the pace of product and technology development established by management will be appropriate to the competitive requirements of the marketplace.

     The Company's success will depend to a substantial degree on its ability to develop and introduce in a timely manner new products and enhancements that meet changing customer requirements and emerging industry standards. The development of new, technologically advanced products and enhancements is a complex and uncertain process requiring high levels of innovation as well as the anticipation of technology and market trends.

The Company currently depends on a limited number of foreign suppliers to manufacture certain key components and these manufactures may not be able to satisfy its requirements that could cause the Company's potential revenues to decline

     The Company currently buys certain key components from a limited number of suppliers. The Company anticipates that these suppliers will manufacture these key components in sufficient amounts to meet its
production requirements.   If these suppliers fail to satisfy the Company's
requirements on a timely basis and at competitive prices, the Company could suffer manufacturing delays, a possible loss of revenues or higher than anticipated costs of revenues, any of which could seriously harm its operating results.

     There can be no assurance that the Company will be able to identify, develop, manufacture, market, sell, or support new products and enhancements successfully, that new products or enhancements will achieve market acceptance, or that the Company will be able to respond effectively to technology changes, emerging industry standards or product announcements by competitors.

     New product announcements by the Company could cause its customers to defer purchases of existing products or cause distributors to request price protection credits or stock rotations.

Any significant deterioration in the general economic conditions would have an adverse effect on the Company's business, result of operations, or financial condition

     The success of the Company's operations depends to a significant extent upon a number of factors relating to discretionary consumer spending, including economic conditions (and perceptions of such conditions by consumers) affecting disposable consumer income such as employment, wages, salaries, business conditions, interest rates, availability of credit and taxation for the economy as a whole and in regional and local markets where the Company operates. There can be no assurance that consumer spending will not be adversely affected by general economic conditions, which could negatively impact the Company's results of operations and financial conditions. Any significant deterioration in general economic conditions or increases in interest rates may inhibit consumers' use of credit and cause a material adverse effect on the Company's revenues and profitability. Any significant deterioration in general economic conditions that adversely affects these companies could also have a material adverse effect on the Company's business, results of operations and financial condition.

No dividends declared or any likely to be declared in the future

     The Company has not declared any dividends since inception, and has no present intention of paying any cash dividends on its common stock in the foreseeable future. The payment by the Company of dividends, if any, in the future, rests in the discretion of the Company's Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and financial condition, as well as other relevant factors.

The possible issuance of additional shares may impact the value of the Company stock

     The Company is authorized to issue up to 50,000,000 shares of common stock. It is the Company's intention to issue more shares. Sales of substantial amounts of common stock (including shares issuable upon the exercise of stock options, the conversion of notes and the exercise of warrants), or the perception that such sales could occur, could materially adversely affect prevailing market prices for the common stock and the ability of the Company to raise equity capital in the future.

Preemptive Rights

The Company is authorized to issue shares at such times and upon such terms as the board of directors of the Company may determine. The new shares must be offered on uniform terms to all shareholders who have preemptive rights and who are listed on the shareholders' register as of the record date. The Company's shareholders are entitled to subscribe for any newly issued shares in proportion to their existing shareholdings, provided that pursuant to the Company's Articles of Incorporation, new shares that are (i) issued by public offering in accordance with the Securities and Exchange Law of Korea, (ii) represented by depositary receipts, (iii) issued to foreigners in accordance with the Foreign Investment Promotion Law of Korea within 33% of the total number of shares outstanding, (iv) issued to the Company's employee stock ownership association up to 20% of the newly issued shares (to the extent the total number of shares so subscribed and held by the members of the employee stock ownership association does not exceed 20% of the total number of shares), (v) issued outside Korea for listing on a foreign stock exchange or foreign securities market trading securities by means of an electronic or a quotation system, (vi) issued according to a stock option plan, (vii) issued to a domestic corporation having a strategic relationship with the Company in connection with the Company's management or technology of up to 5% of the total number of issued and outstanding shares after such issuance, (viii) issued as consideration for the acquisition of the stock or assets of another company up to less than 20% of the total number of issued and outstanding shares, or (ix) issued through general public offering in accordance with the Securities and Exchange Law of Korea may be issued pursuant to a resolution of the board of directors to persons other than existing shareholders. The limited circumstances where the Company may issue shares to persons who are not shareholders of the Company could cause the Company difficulty in carrying out its corporate functions.

Sales and Distribution

     The Company has yet to establish a significant distribution and support network in certain markets Failure on the part of the Company to put into place an experienced and effective marketing infrastructure in a timely manner could act to delay or negate the realization of anticipated revenues.

Market Acceptance

     The viability of the Company is dependent upon the market acceptance of its current and future products. There is no assurance that these will attain a level of market acceptance that will allow for continuation and growth of its business operations. In addition, the Company will need to develop new processes and products to maintain its operations in the longer term. The development and launching of such processes and products can involve significant expenditure. There can be no assurance that the Company will have sufficient financial resources to fund such programs and whether such undertaking will be commercially successful.

Adequate Labor and Dependence Upon Key personnel; No Employment
Agreements

     The Company will depend upon recruiting and maintaining qualified personnel to staff its operations. The Company believes that such personnel are currently available at reasonable salaries and wages. There can be no assurance, however, that such personnel will always be available in the future. The continuing development of the Company's products has been almost entirely dependent on the skills of management and certain key employees of the Company with which the Company has no employment agreements. Loss of the services of any of this management team and key employees could have a material adverse effect upon the Company.

The Company's financing requirements may increase in order to obtain additional manufacturing capacity in the future

     To obtain additional manufacturing capacity, the Company may be required to make deposits, equipment purchases, loans, joint ventures, equity investments or technology licenses in or with other companies. These transactions could involve a commitment of substantial amounts of the Company's capital and technology licenses in return for production capacity. The Company may be required to seek additional debt or equity financing if the Company needs substantial capital in order to secure this capacity and the Company cannot be assured that it will be able to obtain such financing.

If the Company's suppliers discontinue the products needed to meet the Company's demands, or fail to upgrade the technologies needed to manufacture the Company's products, the Company may face production delays and lower the Company's anticipated revenues

     The Company's products requirements may represent a small portion of the total production of the suppliers that manufacture the Company's components. As a result, the Company is subject to the risk that a supplier may cease production on an older or lower-volume manufacturing process that it uses to produce the Company's parts. Each of these events could increase the Company's costs and harm the Company's ability to deliver its products on time.

The Company's growth depends on its ability to commercialize products

     Currently a significant amount of the Company's revenue comes from the Meridian product line that is central to the Company's growth strategy. This line of products encounters competition and is price sensitive. While the Company is currently developing new products, the Company cannot be assured that these products will reach the market on time, will satisfactorily address customer needs, will be sold in high volume, or will be sold at profitable margins.

The Company's operating expenses are anticipated to be relatively fixed and therefore the Company may have limited ability to reduce expenses quickly in response to any revenue shortfall

     The Company anticipates that its operating expenses will be relatively fixed, and the Company therefore has limited ability to reduce expenses quickly in response to any revenue shortfalls. Consequently, the Company's operating results will be harmed if the Company's revenues do not meet its revenue projections. The Company may experience revenue shortfalls for the following reasons:

- significant pricing pressures that occur due to competition, over supply, or other reasons;
- sudden shortages of raw materials or fabrication, test or assembly capacity constraints that lead the Company's suppliers to allocate available supplies or capacity to other customers which, in turn, harm the Company's ability to meet its sales obligations; and
- the reduction, rescheduling or cancellation of customer orders.

The Company's markets are subject to rapid technological change and, therefore, its success depends upon the Company's ability to develop and introduce new products

     The markets for the Company's products are characterized by:

- rapidly changing technologies;
- evolving and competing industry standards;
- changing customer needs; and
- frequent new product introductions and enhancements.

     To develop new products for its target markets, the Company must develop, gain access to and use leading technologies in a cost-effective and timely manner and continue to expand its technical and design expertise. In addition, the Company must have its products designed into its customers' future products and maintain close working relationships with key customers in order to develop new products that meet their changing needs.

     The Company cannot be assured that it will be able to identify new product opportunities successfully, develop and bring to market new products, achieve design wins or respond effectively to new technological changes or product announcements by its competitors. In addition, the Company may not be successful in developing or using new technologies or in developing new products or product enhancements that achieve market acceptance. The pursuit of necessary technological advances may require substantial time and expense. Failure in any of these areas could harm the Company's anticipated operating results.

The Company's ability to compete successfully will depend, in part, on its ability to protect its intellectual property rights, which the Company may not be able to protect

     The Company relies on a combination of patent, trade secrets, and copyright, nondisclosure agreements and other contractual provisions and technical measures to protect its intellectual property rights. Policing unauthorized use of the Company's products is difficult, especially in foreign countries. Litigations may continue to be necessary in the future to enforce its intellectual property rights, to protect its trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Litigation could result in substantial costs and diversion of resources and could harm its business, operating results and financial condition regardless of the outcome of the litigation.

     The Company has acquired ownership or exclusive license to a number of patents or patent applications related to its products. However, the Company cannot be assured that any pending patent application will be granted, or that all such patents can provide adequate protection for its intellectual property. The Company's operating results could be seriously harmed by the failure to protect its intellectual property.

If is the Company is accused of infringing the intellectual property rights of other parties, it may become subject to time-consuming and costly litigation. If the Company loses, it could suffer a significant impact on its business and it may be forced to pay damages

     Third parties may assert that the Company's products infringe their proprietary rights, or may assert claims for indemnification resulting from infringement claims against it. Any such claims may cause the Company to delay or cancel shipment of its products or pay damages that could seriously harm its business, financial condition and results of operations. In addition, irrespective of the validity or the successful assertion of such claims, the Company could incur significant costs in defending against such claims.

The Company's litigation may be expensive, may be protracted, and confidential information may be compromised

     Whether or not the Company is successful in any litigation, the Company expects the litigation to consume substantial amounts of its financial and managerial resources. Further, because of the substantial amount of discovery required in connection with this type of litigation, there is a risk that some of the Company's confidential information could be compromised by disclosure.

The Company's business may suffer due to risks associated with international sales and operations

     The Company anticipates that export products will account for most of its revenues. International business activities are subject to a number of risks, each of which could impose unexpected costs of the Company that would have an adverse effect on its operating results.

These risks include:

- difficulties in complying with regulatory requirements and standards;
- tariffs and other trade barriers;
- costs and risks of localizing products for foreign countries;
- reliance on third parties to distribute the Company's products;
- longer accounts receivable payment cycles;
- potentially adverse tax consequences;
- limits on repatriation of earnings; and
- burdens of complying with a wide variety of foreign laws.

The Company anticipates that it will have to continue to depend on manufacturers' representatives agents, and distributors to generate substantial amounts of its revenues

     The Company anticipates that it will have to continue to rely on manufacturers' representatives, agents, and distributors to sell a significant portion of its products, and these entities could discontinue selling its products at any time.

     The loss of any significant agent could seriously harm the Company's operating results.

The Company's success may be affected by unusual growth of certain new products

     There may be new products being introduced in the future which meet unusually high global demands. If the new products' customer base overlaps a substantial portion of the Company's products' customer base, or that the new products use the same key component as the Company's products, the demand for the Company's products or the supply of their key component may be reduced, which may seriously harm the Company's operations.

Its officers, directors and entities affiliated with them control the Company

     In the aggregate, ownership of the Company's shares by management and entities affiliated with the Company own collectively 43.3% of the Company's issued and outstanding shares of common stock. These stockholders, if acting together, will be able to significantly influence all matters requiring approval by the Company's stockholders, including the election of directors and the approval of mergers or other business combination transactions.

The value and transferability of the Company's shares may be adversely impacted by the limited trading market for the Company's common stock, the penny stock rules and future share issuances. There is a limited market for the Company's common stock in the U.S.

     No assurance can be given that a market for the Company's common stock will be quoted on the NASDAQ Over-the-Counter Bulletin Board ("NASDAQ-BB").

The sale or transfer of the Company's common stock by shareholders in the U.S. may be subject to the so-called "penny stock rules."

     Under Rule 15g-9 of the 1934 Act, a broker or dealer may not sell a "penny stock" (as defined in Rule 3a51-1) to or effect the purchase of a penny stock by any person unless:

(a)     such sale or purchase is exempt from Rule 15g-9;

(b) prior to the transaction the broker or dealer has (i) approved the person's account for transaction in penny stocks in accordance with Rule 15g-9, and (ii) received from the person a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased; and

(c) the purchaser has been provided an appropriate disclosure statement as to penny stock investment.

     The SEC adopted regulations that generally define a penny stock to be an equity security other than a security excluded from such definition by Rule 3a51-1. Such exemptions include, but are not limited to (i) and equity security issued by an issuer that has (A) net tangible assets of at least $2,000,000, if such issuer has been in continuous operations for at least three years, (B) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (C) average revenue of at least $6,000,000 for the preceding three years; (ii) except for purposes of Section 7(b) of the 1934 Act and Rule 419, any security that has a price of $5.00 or more; and (iii) a security that is authorized or approved for authorization upon notice of issuance for quotation on the NASDAQ Stock Market, Inc.'s Automated Quotation System.

     It is likely that shares of the Company's common stock, assuming a market were to develop in the U.S. therefore, will be subject to the regulations on penny stocks; consequently, the market liquidity for the common stock may be adversely affected by such regulations limiting the ability of broker/dealers to sell the Company's common stock and the ability of shareholders to sell their securities in the secondary market in the U.S. Moreover, the Company's shares may only be sold or transferred by the Company's shareholders in those jurisdictions in the U.S. in which an exemption for such "secondary trading" exists or in which the shares may have been registered.

Conflicts of Interest of certain directors and officers of the Company

     From time to time certain of the directors and executive officers of the Company may serve as directors or executive officers of other companies and, to the extent that such other companies may participate in the industries in which the Company may participate, the directors of the Company may have a conflict of interest. In addition, the Company's dependence on directors and officers who devote time to other business interests may create conflicts of interest, i.e. that the fiduciary obligations of an individual to the other company conflicts with the individual fiduciary obligations of the Company and vice versa. Directors and officers must exercise their judgment to resolve all conflicts of interest in a manner consistent with their fiduciary duties to the Company. In the event that such a conflict of interest arises at a meeting of the directors of the Company, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In appropriate cases, the Company will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict. The Company is not aware of the existence of any conflict of interest as described herein.

Forward Looking Statements

     This Form 8K includes "forward-looking statements". A shareholder or prospective shareholder should bear this in mind when assessing the Company's business. All statements, other than statements of historical facts, included in this registration statement, including, without limitation, the statements under and located elsewhere herein regarding industry prospects and the Company's financial position are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectation will prove to have been correct.

Shares Eligible for Future Sales

     There has been no market for the Company's shares, and there can be no assurance that a significant market will develop or be sustained. Future sales of substantial amounts of the Company's shares (including shares issued upon exercise of outstanding options and warrants) in the public market could adversely affect market prices prevailing from time to time and could impair the Company's ability to raise capital through sales of the Company's equity securities.

Country Risks

There are unique economic and political risks associated with investing in companies from Korea:

     Since early 1997, a number of development shave adversely affected the Korean economy. Some of Korea's recent financial and economic difficulties have included:

- exchange rate fluctuations;
- interest rate fluctuations;
- reduced credit from foreign banks;
- reduced liquidity in the economy;
- volatile stock prices; and
- higher unemployment.

     A 47.5% depreciation in the value of the Won relative to the Dollar during the second half of 1997 led to sharply higher domestic interest rates. Domestic interest rates in Korea, however, declined significantly in the fourth quarter of 1998 and are currently below interest rates that prevailed in Korea before late 1997. If interest rates rise in the future, the debt service costs of Korean borrowers (including the Company) would increase, which may have an adverse effect on the Company's ability, if necessary, to borrow funds.

     The Consumer Price Index ("CPI") published by the Bank of Korea (the central bank of Korea, equivalent to the U.S. Federal Reserve Board) for the Period between 1995 (base year) and 2000 is as follows:

     Year            CPI        Annual increase (%)

    1995 (Base)      100            -
    1996             104.9         4.9
    1997             109.6         4.5
    1998             117.8         7.5
    1999             118.8         0.8
    2000             121.5         2.3

     Based on preliminary statements prepared by the Bank of Korea, Korea's gross domestic product contracted by 5.8% in 1998. In 1999, however, Korea's gross domestic product grew by 9.9%. The Government has recently taken a number of steps in response to recent economic developments, including the following:

- negotiation with the International Monetary Fund of a financial aid package involving loans in an aggregate amount of approximately US$58 billion;
- negotiation of an agreement with a substantial number of international creditors of Korean financial institutions to extend the maturities of an aggregate of approximately US$21.8 billion of Korean financial institutions' short-term foreign currency obligations owed to those international creditors by exchanging the obligations for longer-term floating rate loans guaranteed by the Government;
- the Government's issuance of Dollar-denominated bonds in the aggregate principal amount of US$4 billion in April 1998; and
- the announcement and implementation of a number of important economic, financial sector, labour and other reforms.

     While the Government's reforms of the Korean economy may alleviate its current economic difficulties and improve the economy over time, in the short-term, implementation of the reform measures may:

- slow economic growth;
- cause a budget deficit because of a decrease in tax revenues;
- increase the rate of inflation;
- increase the number of bankruptcies of Korean companies; and
- increase unemployment.

     In addition, the continuing weakness of the Japanese economy and recent volatility of the Japanese Yen against the Dollar increase the uncertainty of economic stability in Asia in general and may hinder Korea's ability to recover quickly from its own economic difficulties. Future adverse developments in Southeast Asia, Japan and elsewhere in the world could worsen Korea's economic difficulties.

     Other developments that could occur in Korea include social and labor unrest resulting from economic difficulties and higher unemployment, a substantial increase in the Government's expenditures for unemployment compensation and other costs for social programs. Korea may need to increase reliance on exports to service of foreign currency debts, which could friction with Korea's trading partners. In addition, the economies of neighboring countries, including Japan, China and Russia, could deteriorate further. Any such developments would hurt Korea's plans for economic recovery.

     Finally, relations between South Korea and North Korea have been tense over most of Korea's history. The level of tension between the two Koreas has fluctuated and may increase or change abruptly as a result of current or future events. The occurrence of such events could have a material adverse effect on the Company's operations and the price of its shares.

Ownership of shares may be subject to certain restrictions under Korean law

     Prior to making an investment in 10% or more of the outstanding shares of a Korean company, foreign investors are generally required under Foreign Investment Promotion Law of Korea to submit a report to a Korean bank pursuant to a delegation by the Ministry of Commerce, Industry and Energy of Korea. Failure to comply with this reporting requirement may result in the imposition of criminal sanctions. Subsequent sales by such investors of its shares in such company will also require a prior report to such bank.

The Company may not be able to convert and remit dividends in Dollars if the Government imposes certain emergency measures

     The Company does not intend to pay dividends on its shares in the foreseeable future. However, if it declares cash dividends, such dividends will be declared in Won. In order for the Company to pay such dividends outside Korea, such dividends will be converted into Dollars and remitted to the shareholders, subject to certain conditions. Fluctuations in the exchange rate between the Won and the Dollar will affect, among other things, the amounts a holder of shares of the Company will receive as dividends. Under Korean law, if the Government deems that certain emergency circumstances including, but not limited to, sudden fluctuations in interest rates or exchange rates, extreme difficulty in stabilizing the balance of payments or a substantial disturbance in the Korean financial and capital markets are likely to occur, it may impose any necessary restrictions such as requiring foreign investors to obtain prior approval from the Ministry of Finance and Economy for the acquisition of Korean securities or for the repatriation of interest, dividends or sales proceeds arising fro Korean securities or from disposition of such securities, including the Company's shares. The Company cannot give any assurance that it can secure such prior approval from the Ministry of Finance and Economy for payment of dividends to foreign investors in the future when the Government deems that there are emergency circumstances in the Korean financial market.

The Company's ability to raise money in equity offerings may be constrained by the need to register those offerings with the SEC

     The Commercial Code of Korea and the Company's Articles of Incorporation require the Company, with certain exceptions, to offer shareholders the right to subscribe for new shares in proportion to their existing ownership percentage whenever new shares are issued. The
Company cannot exclude U.S. holders of shares from these offers, and must thus register those offers with the SEC. If the Company cannot, or chooses not to register these offerings, the Company will be unable to consummate them, which will restrict the range of capital raising options available to the Company.

Exchange rate fluctuations may adversely affect the Company's results of operations

     In the second half of 1997, the value of the Won relative to the Dollar depreciated at an accelerated rate. The noon buying rate as of December
31, 1997 was Won 1.695.0 to US$1.00 compared to Won 890.0 to US$1.00 on June 30, 1997. This represented depreciation in the value of the Won relative to the Dollar of approximately 47.5%. As a result of such sharp depreciation, the Government was forced to effectively suspend its efforts to support the value of the Won, and on December 16, 1997, the Government allowed the Won to float freely. Such depreciation of the Won relative to the Dollar increased the cost of imported goods and services and the Won revenue needed by Korean companies to service foreign currency denominated debt. Since then, however, the Won, while it has fluctuated, has generally appreciated relative to the Dollar and other major foreign currencies.

Korean Foreign Controls and Securities Regulations.

General

     The Foreign Exchange Transaction Law of Korea and the Presidential Decree and regulations established thereunder (collectively the "Foreign Exchange Transaction Laws") regulate investment in Korean securities by non-residents and issuance of securities outside Korea by Korean companies. Under the Foreign Exchange Transaction Laws, non-residents may invest in Korean securities only to the extent specifically allowed by such laws or otherwise permitted by the Ministry of Finance and Economy. The Financial Supervisory Commission also has adopted, pursuant to the delegated authority under the Securities and Exchange Law of Korea, regulations that restrict investment by foreigners in Korean securities and regulate issuance of securities outside Korea by Korean companies.

     Under the Foreign Exchange Transaction Laws, if the Government deems that certain emergency circumstances are likely to occur, it may impose any necessary restrictions such as requiring foreign investors to obtain prior approval from the Ministry of Finance and Economy for the acquisition of Korean securities or fore the repatriation of interest, dividends or sales proceeds arising from Korean securities or from disposition of such securities. Such emergency circumstances include sudden fluctuations in interest rates or exchange rates, extreme difficulty in stabilizing the balance of payments or a substantial disturbance in the Korean financial and capital markets.

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Page 34

Government Reporting Requirements

     In order for the Company to issue its shares outside of Korea, the Company is required to file a prior report of such issuance with the Ministry of Finance and Economy. No further approval from the Government is necessary fort he issuance of the Company's shares.

     Furthermore, prior to making an investment to 10% or more of the outstanding shares of a Korean company, foreign investors are generally required under the Foreign Investment Promotion Law to submit a report to a Korean bank pursuant to a delegation by the Ministry of Commerce, Industry and Energy. Subsequent sale by such investor of the shares will also require a prior report to such bank.

Dividend to be declared in Won

     The Company does not intend to pay dividends on its shares for the foreseeable future. However, if the Company declares cash dividends, such dividends will be declared in Won. In order for the Company to pay such dividends outside Korea, such dividends will be converted into Dollars and remitted to the shareholders, subject to certain conditions. The Company will convert dividend amounts in foreign currency and remit them to shareholders abroad. No governmental approval is required for foreign investors to receive dividends. However, in order for the Company to convert the Won amount in foreign currency and to remit such amount abroad, relevant documents must be submitted to the foreign exchange bank to verify (i) that the amount being paid conforms to the amount required to be paid and (ii) whether all necessary legal procedures have been completed.

Korean Taxation

     The following is a summary of the principal Korean tax consequences to owners of the Company's shares that are non-resident individuals or non-Korean corporations without a permanent establishment in Korea to which the relevant income is attributable ("non-resident holders"). The statements regarding Korean tax laws set forth below are based on the laws in force and as interpreted by the Korean taxation authorities as of the date hereof. This summary is not exhaustive of all possible tax consideration which may apply to a particular investor and prospective investors are advised to satisfy themselves as to the overall tax consequences of the acquisition, ownership and disposition of the Company's shares, including specifically the tax consequences under Korean law, the laws of the jurisdiction of which they are resident, and any tax treaty between Korea and their country of residence, by consulting their own tax advisors.

Taxation of Dividends

     For the purposes of Korean taxation of distributions of profits either in cash or shares made on the Company's shares, a non-resident holder will be treated as the owner of the Company's shares. Dividends paid (whether in cash or in shares) to a non-resident holder are generally subject to withholding tax at a rate of 27.5% or such lower rate as is applicable under a treaty between Korean and such non-resident holder's country of tax residence. Such tax is required to be deducted from such dividends and only the net amount is paid to the non-resident holder of the Company's shares.

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Page 35

     Under the U.S. - Korea Tax Treaty, the maximum rate of withholding on dividends paid to United States residents eligible for treaty benefits and beneficial owners of such dividend generally is 15% (10% if the recipient of the dividends is a U.S. corporation and owned at least 10% of the outstanding shares of voting stock of the relevant Korean company during any part of its taxable year which precedes the date of payment of the dividend and during the whole of its prior taxable year {if any} and certain other conditions are satisfied) which does not include withholding of local tax. In addition, a local surtax will be included in the withholding, therefore the maximum rate of withholding is generally 16.5%. The aforementioned maximum rate on withholding of dividends does not apply if the United States resident has a permanent establishment in Korea and the shares to which the dividends are paid are connected with such permanent establishment.

     Distribution of free shares representing a transfer of certain capital reserves or asset revaluation reserves into paid-in capital may be treated as dividends subject to Korean tax. However, stock splits, if any, will not be treated as dividends.

Taxation of Capital Gains

      A non-resident holder will be subject to Korean taxation on capital gains realized on a sale of the Company's shares unless the non-resident holder is eligible for the benefits of an applicable tax treaty exempting such capital tax. In addition, the capital gains realized from the transfer of shares listed on certain foreign stock exchanges (including the Nasdaq National Market), insofar as the transfer is complete through such stock exchanges, are exempted form Korean Income taxation by virtue of the Tax Exemption and Limitation Law.


     Under the U.S.- Korea Tax Treaty, capital gains realized by holders that are residents of the United States eligible for treaty benefits will not be subject to Korean taxation upon the disposition of the Company's shares, with certain exceptions. Residents of the United States who maintain a fixed base in Korea for a period or periods aggregating 183 days or more during a taxable year and the property giving rise to such gain is effectively connected with such fixed base will not be eligible for the relief afforded by the treaty.

     In the absence of any applicable treaty, a non-resident holder will generally be subject to Korean taxation on capital gains realized on a sale of the Company's shares at the rate of the lesser of 27.5% of the gains or 11% of the gross sales proceeds.

Application of the U.S. - Korea Tax Treaty

     Under the U.S. - Korea Tax Treaty, a resident of the United States means (i) a United States corporation, and (ii) any other person (except a corporation or entity treated under United States law as a corporation) resident in the United States for purposes of its tax, but in the case of a person acting as partner or fiduciary only to the extent that the income derived by such person is subject to United States tax as the income of a resident.

     Further, the reduced Korean withholding tax rate on dividends and capital gains under the U.S. -Korea Tax Treaty would not be available if the dividends or capital gains derived by residents of the United States if the Company's shares are effectively connected with the United States residents' permanent establishment in Korea or, in the case of capital gains derived by an individual, (i) such United States resident maintains a fixed base in Korea for a period aggregating 183 days or more during the taxable year and the Company's shares are effectively connected with such fixed base, or (ii) such United States resident is present in Korea for 183 days or more during the taxable year.

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Page 36

Securities Transaction Tax

     Under the Securities Transaction Tax Law of Korea, securities transaction tax to be imposed at the rate of 0.5% (this rate may be reduced to 0.3%, including other surtax, if traded through the Korea Stock Exchange or KOSDAQ) will not be imposed on the trading of shares through a foreign stock exchange on which the shares are listed. Although there has been no established precedent on the point of whether the NASDAQ or the NASDAQ-BB will be included in the definition of "foreign stock exchange" for the purposes of the Securities Transaction Tax Law of Korea, it is likely that the securities transaction tax will not be imposed on the trading through NASDAQ. It is unclear whether the tax will be imposed on the NASDAQ-BB. Further, securities transaction tax will not be applied if the sale is executed between non-residents without permanent establishments in Korea and the non-resident holder (together with the Company's shares held by an entity which has a certain special relationship with such non-resident) did not own 10% or more of the total issued and outstanding shares at any time during the five years before the year within which the transfer occurs and the non-resident holder did not sell such shares through a securities broker in Korea.

Inheritance Tax and Gift Tax

     Under Korean inheritance and gift tax laws, shares issued by Korean corporations are deemed located in Korea irrespective of where they are physically located or by whom they are owned. Therefore, Korean inheritance tax and gift tax are imposed with respect to the Company's shares. The taxes are imposed currently at the rate of 10% to 45%, if the value of the relevant property is above a certain limit and vary according to the identity of the parties involved. At present, Korea has not entered into any tax treaty with respect to inheritance or gift tax.

Withholding of Taxes

     Under Korean tax law, holders of the Company's shares in the United States will generally be subject to Korean withholding taxes on the capital gains and dividend payments by the Company in respect of those shares, unless exempted by a relevant tax treaty or the Tax Exemption and Limitation Law. Failure to withhold Korean taxes may result in the imposition of the withholding tax itself and 10% penalty tax, and, if prosecuted, a criminal penalty of an imprisonment of up to one year and/or a fine up to the taxable amount, on the relevant withholding agent. The Company, as payer of dividends, will act as withholding agent for the collection of Korean tax on such dividend payment. The capital gains realized from the transfer of shares listed and traded on the Nasdaq National Market are exempt from Korean income taxation by virtue of the
Tax Exemption and Limitation Law.   It is unknown at this time whether the
law will apply to Companies whose shares trade on the NASDAQ-BB or Small Cap.

     Korean tax law provides that, in case of transfer of Korean shares, the Korean securities broker-dealer brokering such transfer, or if there is no such securities broker-dealer, the purchaser is required to withhold the relevant Korean capital gains taxes.

     Because no Korean securities broker-dealer will be acting as withholding agent for capital gains resulting from a transfer of the Company's shares through NASDAQ-BB, purchasers will be required to collect and pay taxes on those capital gains unless they can demonstrate that the sellers are residents of countries having a tax treaty with Korea exempting those capital gains from taxation. Purchasers of the Company's shares through NASDAQ-BB will not be able to identify the country of residence of the previous owner of the purchased shares and will therefore be liable for the payment of Korean taxes on the capital gains, if any, resulting from their transactions. There is currently no practical means for Korean tax authorities or purchasers of the Company's shares to determine the amount of capital gains, if any, resulting from purchases of the Company's shares through NASDAQ-BB.

United States Federal Income Taxation

The following is a general discussion of the material United States federal income tax consequences of purchasing, owning, and disposing the Company's shares for a holder that is a U.S. Holder (as defined below) and holds the shares as capital assets for United States federal income tax purposes. This discussion does not address all of the tax consequences relating to the ownership of the common shares, and does not take into account U.S. Holders subject to special rules including:

- dealers in securities or currencies;
- financial institutions;
- tax-exempt entities;
- banks;
- life insurance companies;
- traders in securities that elect to mark-to-market their securities;
- persons that hold shares as a part of a straddle or a hedging, or conversion transaction;
- persons liable for the alternative minimum tax;
- persons that actually or constructively owns 10% or more of our voting stock; or
- persons whose "functional currency" is not the U.S. dollar.

     This discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, final, temporary, and proposed Treasury regulations, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

- A holder is a "U.S. Holder" if that holder is:
- a citizen or resident of the United States;
- a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof;
- an estate the income of which is subject to United States federal income taxation regardless of its source; or
- a trust.

   This discussion addresses only United States federal income taxation.

Distributions on Shares

     The Holder must include in his gross income as ordinary dividend income the gross amount of any distribution (including amounts withheld to pay Korean withholding taxes) the Company makes on the shares out of its current or accumulated earnings and profits (as determined under United States federal income tax principles) when the distribution is actually or constructively received by the holder. Distributions that exceed the Company's current and accumulated earnings and profits will be treated as a return of capital to the holder to the extent of holder's tax basis in the shares and thereafter as capital gain. Dividends will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from United States corporations.

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Page 38

     If the Company makes a distribution paid in Won, the holder will be considered to receive the U.S. dollar value of the distribution determined at the spot Won/U.S. dollar rate on the date the distribution is received by the holder, regardless of whether the holder converts the distribution into U. S. dollars. Generally, any fluctuations during the period from the date the dividend distribution is includible in the holder's income to the date the holder converts the distribution into U.S. dollars will be treated as U.S. source ordinary income or loss for foreign tax credit purposes.

     Subject to certain limitations, the Korean tax withheld from distributions will be deductible or creditable against the holder's United States federal income tax liability. For foreign tax credit limitation purposes, the dividend will be foreign source income, but generally will be treated separately, together with other items of "passive income" or, in the case of some U.S. financial service providers, "financial services income." The rules governing the foreign tax credit are complex.

Sale, Exchange or Other Disposition

     If a holder sells, exchanges or otherwise disposes of his shares, a holder will recognize capital gain or loss equal to the difference between the U.S. dollar value of the amount that a holder realizes and his tax basis, determined in U.S. dollars, in his shares. The gain or loss generally will be U.S. source gain or loss for foreign tax credit purposes. Capital gain of a non-corporate U.S. Holder is generally taxed at a maximum rate of 20% where the property is held more than one year. The holder's ability to deduct capital losses is subject to limitations.

If a holder is paid in a currency other than U.S. dollars, any gain or loss resulting from currency exchange fluctuations during the period from the date of the payment resulting from the sale, exchange or other disposition, to the date you convert the payment into U.S. dollars generally will be treated as U.S. source ordinary income or loss for foreign tax credit purposes.

(e)     DESCRIPTION OF PROPERTY

     The Company currently has the following offices:

     Korean Corporate Office:  3rd Floor, Medison Venture Tower
                               997-4 Daechi-dong,
                               Kangnam-gu, Seoul,
                               Korea, 135-280
                               Tel No.: 82-22-194-3300
                               Fax No.: 82-22-194-3333

The Company has a 2-year renewable lease on its corporate office space. The lease expires on July 31, 2001. The corporate office space consists of
584.6 square meters.

     Korean Factory:           687-6, Sangoan-ri, Hogchon-yup,
                               Hongchon-gun, Kangwon Province
                               Korea, 250-804
                               Tel No.: 82-33-434-8141
                               Fax No.: 82-33-434-8144

The Company owns the factory building and land. The building consists of 1,188 square meters.

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Page 39

(f)     DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL
PERSONS AND
        KEY EMPLOYEES.

     The following persons are the directors, executive officers, promoters, control persons and key employees of the Company:

Name and Age                    Term of Office            Office(s)

Myeong, Hyeon-seong (39)        1994 to present         President, CEO and
# 997-4 Daechi-dong                                         Director
Gangnam-gu, Seoul,
Korea

Park, Sang-yeul (40)            1995 to present             Director
# 997-4 Daechi-dong
Gangnam-gu, Seoul,
Korea

Lee, Soo-rang (37)              1994 to present             Director
# 997-4 Daechi-dong
Gangnam-gu, Seoul,
Korea

Kim, Ki-won (40)                2001 (March) to present     Director
# 997-4 Daechi-dong
Gangnam-gu, Seoul,
Korea

Min, Jae-ki (39)                2001 (March) to present     Director
# 997-4 Daechi-dong
Gangnam-gu, Seoul,
Korea

Park, Hee-yo (33)               1995 to present             Secretary and
# 997-4 Daechi-dong                                         Treasurer
Gangnam-gu, Seoul,
Korea

Hyeon-seong Myeong, President, CEO and Director

     Mr. Myeong graduated from the Seoul National University in 1982 with a degree in Electronic Engineering. From 1983 to 1988 he was Section Chief of Research for the Kumsung Company. From 1989 to 1990 he was Section Chief of Development for Serin Electronics Co. From 1990 to 1991 Mr. Myeong was section Chief of Research of Medison Co. Ltd. a large Korean company. From 1992 to 1993 he was the Section Chief of the International Cooperation and Vice President of a Joint Corporation with Russia. Since 1994 Mr. Myeong has been the CEO and President of the Company.

Sang-yeul Park, Director of Manufacturing Affairs

     Mr. Park graduated from the Konkuk University, Korea with a degree in Electronic Engineering. From 1986 to 1992 he was the manager of Technology for the Dony Yang Precision Company and between 1992 and
1995 a senior researcher for Medison Co. Ltd. He has been a director of the Company since 1995 and was appointed the Director of Manufacturing
Affairs for the Company in 2000.

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Page 40

Soo-rang Lee, Director, Manager of Research and Development

     Mr. Lee graduated in 1990 from Seoul National University, Korea with a degree in Electronic Engineering. Mr Lee was a senior researcher from 1990 to 1994 for Medison Co. Ltd. He has been a Manager of Research and Development for the Company since 1994.

Ki-won Kim, Director of Domestic Sales

     Mr. Kim graduated in 1986 from Hanyang University, Korea with a degree in Electronic Engineering. Mr. Kim was a section chief of Research Institute of Medison Co. Ltd. from 1988 to 1996, Director of Sales for Hippo Medical Devices Land Co. Ltd. from 1997 to 1998, and President of Medisys Co. Ltd. from 1999 to August 2000. He has been Director of Domestic Sales for the Company since September 2000.

Jae-ki Min, Statutory Auditor

     Mr. Min acquired the Korean Certified Public Accountant license in 1987 and had worked for Ernst & Young Korea (Youngwha) and Sewha Accounting Corp. in their assurance and advisory departments, tax departments and management consulting departments until 1994, the year in which he found Youngjin Tax and Accounting. Currently he is President of Yougjin Tax and Accounting and President of Leading Korea Consulting Co. Ltd., which he founded in 2000.

Hee-yo Park, General Manager

     Mr. Park was from December 1992 to February 1995 head of the planning department in Chon Bang Corp. Since February 1995 he has been general manager of the Company. He is also Secretary and Treasurer for the Company.

(g)     SUMMARY AND COMPENSATION TABLE ANNUAL
COMPENSATION

Name and Principal       Year   Salary   Bonus($)   Other          All Other
Position                                            Annual        Compensation
                                                 Compensation($)

Myeong, Hyeon-seong,
Director, President, CEO 1998   34,000     Nil          Nil               Nil
                         1999   49,000     Nil          Nil               Nil
                         2000   49,000     Nil          Nil               Nil

Park, Sang-Yeaul
Director of Manuf.       1998    Nil       Nil          Nil               Nil
                         1999    Nil       Nil          Nil               Nil
                         2000    42,000    Nil          Nil               Nil

Lee, Soo-rang,
Manager of Research and  1998    30,000    Nil          Nil               Nil
Development              1999    43,000    Nil          Nil               Nil
                         2000    42,000    Nil          Nil               Nil

Kim, Ki-won
Director of Domestic     1998    Nil       Nil          Nil               Nil
Sales                    1999    Nil       Nil          Nil               Nil
                         2000    Nil       Nil          Nil               Nil

Min, Jae-ki
Statutory Auditor        1998    Nil       Nil          Nil               Nil
                         1999    Nil       Nil          Nil               Nil
                         2000    Nil       Nil          Nil               Nil

Park, Hee-yo
General Manager          1998    25,000    Nil          Nil               Nil
                         1999    30,500    Nil          Nil               Nil
                         2000    30,500    Nil          Nil               Nil

     * Mr. Park, Sang-yeul received an interest free loan from the Company in the amount of $8,500 which he fully paid off in March 2000.

Compensation of Directors

     Directors who are also employees of the Company receive no extra compensation for their service on the Board of Directors of the Company.

Employment Contracts with employees and officers.

     The Company has not entered into any employment contracts, but anticipates entering into employment contracts with certain management and other key personnel.

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Page 41

Stock Option Plans

     Under the Company's Articles of Incorporation, the Company may grant options for the purchase of its shares to certain qualified officers and employees. Set forth below are the details of the Company's stock option plan as currently contained in its Articles of Incorporation (the "Stock Option Plan").

     In order to qualify for participation in the Stock Option Plan, officers and employees must have the ability to contribute to, the establishment, development or technological innovation of the Company. Notwithstanding the foregoing, the following criteria shall not be eligible to receive options under the Stock Option Plan; (i) the Company's largest shareholder and its specially related parties, as defined in the Securities and Exchange Act of Korea (the "Securities Act of Korea"), (ii) major shareholders and their specially related parties, as defined in the Securities Act of Korea, and (iii) any shareholder who would become a major shareholder upon exercise of stock options granted under the Stock Option Plan. Under the Securities Act of Korea, a major shareholder is defined as a shareholder who (i) holds 10% or more of shares issued and outstanding or (ii) has actual control over major management decisions. Under the Securities Act of Korea the largest shareholder of a company is the person who holds the largest number of issued and outstanding shares of the company.

     The specific terms and conditions of stock options granted under the Stock Option Plan shall be approved at a duly convened shareholders' meeting. Under the Company's Articles of Incorporation, stock options shall be offered through (i) issuance of new shares, or (ii) payment in cash or treasury stock held by the Company of the difference between the market price of its shares and the option exercise price.

     The maximum aggregate number of the Company's shares available for issuance under the Stock Option Plan shall not exceed 15% of the total number of its shares outstanding. The stock options may not be granted to all officers and employees at the same time. Any single officer or employee may not be granted stock options for the shares exceeding 10% of the shares issued and outstanding.

     Stock options granted under the Stock Option Plan will have a minimum exercise price equal to the arithmetic mean of (i) the weighted average of the daily market share prices for the two-month period prior to the date on which the stock options are granted, (ii) the weighted average of the daily market share prices for the one-month period prior to such date and (iii) the weighted average of the daily market share prices for the one-week period prior to such date. When new shares are issued upon the exercise of the stock options, the option exercise price shall not be less than the par value of the Company's shares.

     Stock options granted under the Stock Option Plan may be exercised after the third anniversary date of the shareholders' meeting at which the grant of stock options under the Stock Option Plan is approved but prior to the seventh anniversary date thereof, unless otherwise revoked by the board of directors. The board of directors may revoke stock options granted under the Stock Option Plan if (i) a beneficiary resigns prior to the exercise of the stock options, (ii) the beneficiary causes significant loss to the Company by his or her negligence or willful misconduct, or (iii) an event of termination specified in the Stock Option Plan occur.

     Shares purchased upon the exercise of stock options granted under the Stock Option Plan will not, at the time of their issuance, be registered with the Securities and Exchange Commission but may be salable in the public market in the United States in accordance with Rule 144 under the Securities Act and applicable Korean laws and regulations.

     The Company adopted the following material changes with respect to its Stock Option Plan:

- persons entitled to receive stock options has been expanded to included researchers, faculty members of a university, practising lawyers, certified public accountants who possess technological or managerial capabilities and Universities and Research Institutes;

- the number of stock options granted at any one time cannot exceed 50% of the total issued and outstanding shares of the Company;

- stock option holders shall be entitled to exercise their stock options only after having served in the Company for two (2) years; and

- the exercise price per share upon exercise of stock options shall not be less than the greater of the market price of shares valued as of the date of the grant of the stock options or the par value of the shares concerned.

On February 23, 2000, the Company granted stock options to its executive officers, directors and 16 employees to purchase 19,874 (496,850 post Stock Split shares) of its common shares at a price of $22.00 per shares ($.88 per post Share Split shares). Stock options granted to its executive officers and directors will vest on February 23, 2003 and are exercisable until February 22, 2007.

On March 19, 2001, the Company granted stock option to its executive officers, directors and 13 employees to purchase 425,250 common shares at an exercise price of Won 680 (equivalent to $0.53 at the spot exchange rate of Won 1.298 to $1) per share. The options will vest on March 19, 2004 and are exercisable until March 18, 2008.

(h)     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     There is no known relationship between any of the Directors and Officers of the Company with major clients or provider of essential products and technology.

     In the event conflicts do arise the Company will attempt to resolve any such conflicts of interest in favor of the Company. The officers and directors of the Company are accountable to the Company and its shareholders as fiduciaries, which requires that such officers and directors exercise good faith in integrity in handling the Company's affairs. A shareholder may be able to institute legal action on behalf of the Company on or behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to the Company.

(i)     LEGAL PROCEEDINGS

     There are no legal actions pending against the Company nor are any such legal actions contemplated.

(j)     MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER
MATTERS.

     With the completion of the Merger, the Company is applying for participation on the OTC Bulletin Board, an electronic quotation medium for securities traded outside NASDAQ. There can be no assurance that the Company will be approved for participation on the OTC
Bulletin Board.

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Page 43

(k)     RECENT SALES OF UNREGISTERED SECURITIES

The following table discloses all sales of securities of the Company during the preceding three years:

Date Securities Sold       Number and Class of      Consideration Received
                           Securities               by Company

June 16, 1998              84,000 common shares     $377,160
October 1, 1999            200,000 common shares    $898,000
December 29, 1999*         53,853 common shares     $808,333
March 2, 2000              30,000 common shares     $672,900

     *  arising from conversion of Series I Bond.
     ** common shares post Stock Splits

All of the securities described above were offered and issued outside the United States to individuals or entities who were not citizens or residents of the United States. Accordingly, the offering and issuance of such securities were not subject to the registration requirements of the Securities Act of 1933 pursuant to Regulation S under the Securities Act of 1933.

(l)     DESCRIPTION OF SECURITIES OF THE COMPANY

     The Company is authorized to issue 50,000,000 shares of common stock, each share of common stock having equal rights and preferences, including voting privileges. The Company is not authorized to issued shares of preferred stock. As of April 26, 2001 and taking into account the Merger, and the Stock Splits there were15,899,875 shares of the Company's stock issued and outstanding.

     The shares of common stock of the Company constitute equity interests in the Company entitling each shareholder to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of the Company's common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to election of directors of the Company or any other matter, with the result that the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of the Company's common stock are entitled to receive dividends when, as and if declared by the Company's Board of Directors from funds legally available therefore; provided, however, that cash dividends are at the sole discretion of the Company's Board of Directors. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities of the Company and after provision has been made for each class of stock, if any, having preference in relation to the Company's common stock. Holders of the shares of the Company's common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Company's common stock.
All of the outstanding shares of the Company's common stock are duly authorized, validly issued, fully paid and non-assessable.

Dividends

     Dividends are distributed to shareholders in proportion to the number of shares of capital stock owned by each shareholder following approval by the shareholders at a general meeting of shareholders. Under the Commercial
Code and the Company's Articles of Incorporation, the Company will pay, to the extent declared, full annual dividends on newly issued shares.

     The Company may declare dividends annually ("annual dividends") at the annual general meeting of shareholders which is held within three months after the end of the fiscal year. Shortly after the annual general meeting, the annual dividend is paid to the shareholders of record as of the end of the preceding fiscal year. Annual dividends may be distributed either in cash or in shares provided that shares must be distributed at par value and dividends in shares may not exceed one-half of the annual dividend.

     Under the Commercial Code and the Company's Articles of
Incorporation, the Company does have an obligation to pay any annual dividend unclaimed for five years from the payment date.

     The Commercial Code provides that a company shall not pay an annual dividend unless it has set aside in its legal reserve an amount equal to at least one-tenth of the cash portion of such annual dividend or has a legal reserve of not less than one-half of its stated capital. The Commercial
Code also provides that a company may pay an annual dividend out of the excess of its net assets over the sum of (i) its stated capital, (ii) the aggregate amount of its capital surplus reserve and legal reserve which have been accumulated up to the end of the relevant dividend period, and (iii) the legal reserve to be set aside in respect of such annual dividend. Such reserves are not available for payment of cash dividends but may be transferred to capital stock or used to reduce an accumulated deficit through a shareholder action.

Distribution of Free Shares

     In addition to dividends in the form of shares to be paid out of retained or current earnings, the Commercial Code permits a company to distribute to is shareholders an amount transferred form the capital surplus or legal reserve to stated capital in the form of free shares. Such distribution must be made pro rata.

Preemptive Rights and Issuance of Additional Shares

     The authorized but unissued shares may be issued at such times and, unless otherwise provided in the Commercial Code, upon such terms as the board of directors of a company may determine. The new shares must be offered on uniform terms to all shareholders who have preemptive rights and who are listed on the shareholders' register as of the record date. The Company's shareholders are entitled to subscribe for any newly issued shares in proportion to their existing shareholdings, provided that pursuant to the Articles of Incorporation, new share that are (i) issued by public offering in accordance with the Securities and Exchange Law of Korea, (ii) represented by depositary receipts, (iii) issued to foreigners in accordance with the Foreign Investment Promotion Law of Korea within 33% of the total number of shares outstanding, (iv) issued to the Company's employee stock ownership association up to 20% of the newly issued shares (to the extent the total number of shares so subscribed and held by the members of the employee stock ownership association does not exceed 20% of the total number of shares), (v) issued outside Korea for listing on a foreign stock exchange or foreign securities market trading securities by means of an electronic or a quotation system, (vi) issued according to a stock option plan, (vii) issued to a domestic corporation having a strategic relationship with the Company in connection with the Company's management or technology of up to 5% of the total number of issued and outstanding shares after such issuance, (viii) issued as consideration for the acquisition of the stock or assets of another company up to less than 20% of the total number of issued and outstanding shares, or (ix) issued through general public offering in accordance with the Securities and Exchange Law of Korea may be issued pursuant to a resolution of the board of directors to persons other than existing shareholders.

Under the Commercial Code, a company may vary, without shareholder approval, the terms of such preemptive rights for different classes of shares. Public notice of the preemptive rights to new shares and the transferability thereof must be given not less than two weeks (excluding the period during which the shareholders' register is closed) prior to the record date. The Company will notify the shareholders who are entitled to subscribe for newly issued shares of the deadline for subscription at least two weeks prior to such deadline. If a shareholder fails to subscribe on or before such deadline, such shareholder's preemptive rights will lapse. The board of directors may determine how to distribute shares in respect of which preemptive rights have not been exercised or where fractions of shares occur.

     If the Company adopts the New Articles of Incorporation newly issued shares can be issued pursuant to a resolution of the board of directors of the Company to persons other than existing shareholders of the Company under the following cases (i) the Company offers new shares or allows underwriters to underwrite new shares in accordance with Article 2 and
Article 8 of the Securities Exchange Act of Korea;(ii) the Company issues new shares through a public offering by the resolution of the Board of Directors in accordance with Article 189-3 of the Securities Exchange Act of Korea; (iii) the Company issues new shares through exercises of stock options in accordance with Article 16-3 of the Venture Company Promotion Special Measures Act of Korea; (iv) the
Company issues new shares for the purpose of listing or registration on or with a foreign securities exchange or market;(v) the Company issues new shares for foreign direct investments in accordance with the Foreign Investment Promotion Act as needed for business purposes, including but not limited to improvement of the financial structure;
(vi) the Company issues new shares to another company with which the Company forms or intends to form a business alliance relationship for the purpose of technology transfer; or (vii) the Company issues new shares for consideration for the acquisition of the shares or assets of another company or the assets of a person.

General Meeting of Shareholders

     Under the Commercial Code, the ordinary general meeting of shareholders is held within three months after the end of each fiscal year and, subject to board resolution or court approval, an extraordinary general meeting of shareholders may be held as necessary or at the request of holders of an aggregate of 3% or more of the outstanding shares of a company or at the request of a company's statutory auditor or audit committee. Under the Commercial Code, written notices setting forth the date, place and agenda of the meeting must be given to shareholders at least two weeks prior to the date of the general meeting of shareholders. Currently, the Company uses
The Korean Economic Daily for the purpose of providing public notices. Shareholders not on the shareholders' register as of the record date are not entitled to receive notice of the annual general meeting of shareholders or attend or vote at such meeting.
The agenda of the general meeting of shareholders is determined at the meeting of the board of directors. In addition, shareholders holding an aggregate of 3% or more of the outstanding shares may propose an agenda for the general meeting of shareholders.
Such proposal should be made in writing at least six weeks prior to the meeting. The board of directors may decline such proposal if it is in violation of the relevant laws and regulations of the Company's Articles of Incorporation.

     The general meeting of shareholders is held at the Company's headquarters or, if necessary, may be held anywhere in the vicinity of the Company's headquarters.

Voting Rights

     Holders of the Company's shares are entitled to one vote for each share, except that voting rights with respect to shares held by the Company and shares held by a corporate shareholder, more than one-tenth of whose outstanding capital stock is directly or indirectly owned by the Company, may not be exercised. Cumulative voting is precluded in the Company's Articles of Incorporation.

     Under the Commercial Code, for the purpose of electing the Company's statutory auditors, a shareholder holding more than 3% of the total shares may not exercise voting rights with respect to such shares in excess of such 3% limit.

     The Commercial Code also provides that in order to amend the Company's Articles of Incorporation (which is required for any change to the Company's authorized share capital) and for certain other instances, including removal of any of the Company's director and statutory auditor, dissolution, merger or consolidation, transfer of the whole or a significant part of the Company's business, acquisition of all of the business of any other company or issuance of new shares at a price lower than their par value, an approval from holders of at least two-thirds of those shares present or represented at such meeting is required, provided that such super-majority also represents at least one-third of the total issued and outstanding shares.

     A shareholder may exercise his voting by proxy given to any person. The proxy must present a document evidencing the power of attorney prior to the start of the general meeting of shareholders.

Registration of Shareholders and Record Date

     Pacific Corporate Trust Company of Vancouver BC Canada ("Pacific Corporate") will be the Company's sole transfer agent. Pacific Corporate will maintain the register of the Company's shareholders and register of transfers of registered shares traded.

     For the purpose of determining the holders of the Company's shares entitled to annual dividends, the register of shareholders is closed for a period following December 31 and ending on the close of the ordinary general shareholders' meeting for such fiscal year. The record date for annual dividends is December 31. Further, the Commercial Code and the Company's Articles of Incorporation permit the Company, upon at least two weeks' public notice, to set a record date and/or close the register of shareholders entitled to certain rights pertaining to the Company's shares. The trading of the Company's shares and the delivery of certificates in respect thereof may continue while the register of shareholders is closed.

Annual and Periodic Reports

     At least one week prior to the annual general meeting of shareholders, the Company's annual report and audited non-consolidated financial statements must be made available for inspection at the Company's principal office and at all branch offices. Copies of annual reports, the audited consolidated financial statements and any resolutions adopted at the general meeting of shareholders will be available to the Company's shareholders.
In addition, the Company will dispatch the copies of its financials and statements and business report to its shareholders at least two weeks prior to the date of the annual general meeting of shareholders.

Transfer of Shares

     Under the Commercial Code, the transfer of shares is effected by delivery of share certificates but, in order to assert shareholders' rights against the Company, the transferee must have his name and address registered on the register of shareholders. For this purpose, shareholders are required to file their name, address and seal or specimen signature with the Company. Under the regulations of the Financial Supervisory
Commission of Korea, non-resident shareholders may appoint a standing proxy and may not allow any person other than such standing proxy to exercise rights regarding the acquired shares or perform any task related thereto on his behalf, subject to certain exceptions. Under current Korean regulations, securities companies and banks in Korea (including licensed branches of non-Korean securities companies and banks), investment management companies in Korea, internationally recognized foreign custodians and the Korean Securities Depository are authorized to act as agents and provide related services.

Acquisition by the Company of Shares

     The Company generally may not acquire its own shares except in certain limited circumstances, including, without limitation, a reduction in capital. Under the Commercial Code, except in case of a reduction in capital, any of the Company's own shares acquired by it must be sold or otherwise transferred to a third party within a reasonable time.

Liquidation Rights

     In the event of a liquidation of the Company remaining after payment of all debts, liquidation expenses and taxes will be distributed among shareholders in proportion to the number of the Company's shares held.

Inspection of Books and Records

     Under the Commercial Code, any individual shareholder or shareholders having at least 3% of all outstanding shares (irrespective of voting or non-voting shares) of a Korean corporation may inspect books and records of the corporation.

(m)       QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT
MARKET RISKS

MARKET RISK DISCLOSURE

Market risk generally represents the risk that losses may occur in the value of financial instruments as a result of movements in market rates of interest and foreign exchange.

The Company's primary market risk exposures are fluctuations in exchange rates, interest rates and equity prices. The Company is exposed to foreign exchange risk related to export sales denominated in foreign currency. All of the Company's export sales are denominated in U.S. Dollars, regardless of the currencies of the countries/regions in which the purchasers are located. For the year ended December 31, 2000, the Company had an aggregate of Won 734.1 million in Dollar-denominated export sales, accounting for 12.4% of the Company's total revenues. The Company has no other significant foreign currency denominated revenue. As a result, changes in the foreign exchange rate between the Won and the Dollar may significantly affect the Company due to the effect of such changes on the amount of payment, denominated in Won, the Company receives from foreign purchasers on the export sales.

As of December 31, 2000, all of the Company's liabilities are denominated in Won. Therefore, if the Won depreciates against the Dollar by 10% and all other variables are held constant from their levels for the year ended December 31, 2000, the Company estimates that the payment receivable from its overseas customers will decrease by approximately Won 73.4 ($57,912) million in 2001.

The Company is exposed to interest rate risk due to significant amounts of short-term and long-term debt. Upward fluctuations in interest rates increase the cost of additional debt. However, as of December 31, 2000, the Company had no floating rate borrowings.

The Company is exposed to equity price risk primarily from changes in the stock price of the Company investment in Terasource Venture Cap. Co., Ltd., a KOSDAQ-listed company, which has been categorized as an available-for-sale security in the Company consolidated financial statements. The aggregate carrying amount and fair value of the Company's investment in Terasource Venture Cap. Co. Ltd was Won 111.3 million (US$ 87,845) as of December 31, 2000.

Currently the Company does not use any derivatives or other financial instruments to mitigate these risks discussed above.

 (n)               INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Currently, the Company does not have a provision in either the Company's Articles of Incorporation limiting the liability of the Company's officers and directors. The Company may in the future and with shareholders' consent, amend its Articles of Incorporation to limit the liability of the Company's officers and directors. In such a case, the Company's officers and directors will not be liable to the Company for monetary damages occurring because of a breach of their fiduciary duty as officers and directors in certain circumstances. Such limitation will not affect liability for any breach of an officer or director's duty to the Company or the Company's shareholders (i) with respect to approval by the officer or director of any transaction from which he or she derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that he or she believes to be contrary to the best interests of the Company or the Company's shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitutes an unexcused pattern of inattention that amounts to an abdication of his or her duty to the Company or the Company's shareholders in circumstances in which he or she was or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the Company or the Company's shareholders, or (iii) based on transactions between the Company and the Company's officers and director or another corporation with interrelated officers or directors or on improper distributions, loans or guaranties. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

DISCLOSURE OF OPINION OF SECURITIES AND EXCHANGE
COMMISSION REGARDING INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES OCCURRING
PURSUANT TO THE
SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS,
OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO
THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED
THAT IT IS THE OPINION OF THE SECURITIES AND EXCHANGE
COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC
POLICY AS EXPRESSED IN THE SECURITIES ACT OF 1933 AND IS,
THEREFORE, UNENFORCEABLE.

(o)     FINANCIAL STATEMENTS

     Copies of the financial statements specified in Regulation 228.310 (Item
310) are filed with this Form 8K (see Item 7 below).

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP.

     Not applicable.

ITEM 4.     CHANGES IN REGISTRANT'S ACCOUNTANT.

     Not applicable.

ITEM 5.     OTHER EVENTS.

Successor Issuer Election

     Upon the effectiveness of the Merger on February 12, 2001, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the SEC, the Company became the successor issuer to By George for reporting purposes under the 1934 Act and elects to report under the 1934 Act effective February 12, 2001.

Foreign Private Issuer

     As a foreign private issuer the Company will be exempt from the rules under the 1934 Act, as amended prescribing the furnishing and content of proxy statements, and officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the 1934 Act.

      The Company will furnish its shareholders with its annual reports, which will include a review of operations and annual audited financial statements prepared in conformity with U.S GAAP. As a Foreign private issuer shareholders of the Company will not receive the same level of information on a periodic basis if the Company was a U.S. reporting issuer.

ITEM 6.     RESIGNATION OF DIRECTORS AND EXECUTIVE OFFICERS.

     The officers and directors of By George, John Mackay and Roderick Saunders, resigned such offices as a result of the merger with the Company. The officers and directors of the Company will continue as the officers and directors of the successor issuer.

ITEM 7.     FINANCIAL STATEMENTS.

(a)     Index to Financial Statements.                               Page

  Audited Consolidated Financial Statements of the Company:
  Auditors Report dated April 12, 2001                                51
  Consolidated Balance Sheet as at December 31, 2000 and
  December 31, 1999                                                   53
  Consolidated Statement of Operations and Comprehensive Loss
  for the periods January 1, 2000 to December 31, 2000, and
  January 1, 1999 to December 31, 1999                                55
  Consolidated Statement of Cash Flows for the periods
  January 1, 2000 to December 31, 2000, and January 1, 1999
  to December 31, 1999                                                57
  Consolidated Statement of Changes in Stockholders' Equity
  as at December 31, 2000, and December 31, 1999                      58
  Notes to Consolidated Financial Statements as of
  December 31, 2000 and December 31, 1999                             59

(b)     Index to Exhibits.

     Copies of the following documents are filed with this Form 8K as exhibits:

         Exhibits                                                  Page

1.  Certificate of Business Registration                    Previously filed
2.  Articles of Incorporation (English translation only)    Previously filed
3.  Proposed new Articles of Incorporation                  Previously filed
4.  Merger Agreement between the Company and
    By George Capital, Inc.                                 Previously filed

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  MERIDIAN CO. LTD
                                                   (Registrant)


Dated:  July 13, 2001       By:                 /s/ "Hyeon-Seong Myeong" /s/
                                              -----------------------------
                                              Hyeon-Seong Myeong
                                              Chief Executive Officer

                       MERIDIAN CO., LTD.


                  CONSOLIDATED FINANCIAL STATEMENTS
            For the years ended December 31, 2000 and 1999

                             with

                   INDEPENDENT AUDITORS' REPORT

                      NEXIA INTERNATIONAL
                  SAMDUK ACCOUNTING CORPORATION

                      NEXIA INTERNATIONAL
                 SAMDUK ACCOUNTING CORPORATION




                   INDEPENDENT AUDITORS' REPORT


TO the Shareholders and Board of Directors
MERIDIAN Co., Ltd.

We have audited the accompanying consolidated balance sheets of Meridian Co., Ltd.("the Company") and its subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of operations and comprehensive loss, changes in shareholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Meridian Co,. Ltd. and its subsidiaries as of December 31, 2000 and 1999 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United
States of America.

(Continued)
INDEPENDENT AUDITORS' REPORT, continued

The operations of the Company, and those of other companies in the Republic of Korea have been significantly affected, and will continue to be affected for the foreseeable future, by the country's unstable economy caused by the currency devaluation, volatile stock markets and slowdown in growth in the Asia-Pacific region. Furthermore, because the Korean economy has recently shown signs of depression, there are much more uncertainties that may affect future operations. The consolidated financial statements do not include any adjustments that might result from those uncertainties.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the Company's negative cash flows from operations and cumulative deficit raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not contain any adjustments that might result from the outcome of this uncertainty.

As described in note 20 to the consolidated financial statements, important events subsequent to balance sheet date are as follows :

(a) On January 31, 2001, the Company issued the 1st non-guaranteed bonds amounting to $794,912, with an annual interest rate of 12.15%. Its principal will be redeemed two years from the date of issue.
(b) On February 6, 2001, the Company acquired a 100% equity interest in U.S.corporation named By George Holding, Corp.("By George") in consideration for 1,703,550 common shares issued from treasury. By George is an inactive corporation that has no assets nor liabilities. This transaction will be accounted for as a capital transaction in substance but will have no impact on the Company's consolidated financial statements other than to reduce the reported loss per share to $ 0.04 and $ 0.02 for the years ended December 31, 2000 and 1999, respectively.
(c) In accordance with the resolution of the shareholders' meeting held on February 15, 2001, the Company split its common stock on a ten-for-one basis. And the shareholders' meeting authorized the splitting of the Company's common stock on a five-for-two basis on March 19, 2001. All references in the accompanying consolidated financial statements to number of share, per share amounts and stock option data have been adjusted to give effect to these stock splits.


SamDuk Accounting Corporation
Republic of Korea
April 12, 2001


12/F SeoHeung Bldg.
68 Keonji-Dong, Jongro-Ku
Seoul, Korea

                         MERIDIAN CO., LTD.

                     CONSOLIDATED BALANCE SHEETS
                   As of December 31, 2000 and 1999
                         (in U.S. dollars)

                                                        December 31,
                                                     --------------------
A S S E T S                                          2000          1999
-------------------------------------------------------------------------

Current assets:

Cash and cash equivalents (Note 2d)                $398,625   $1,428,090
Marketable securities (Notes 2e, 2r, 21)              2,647        1,681
Accounts receivable - trade, net (Notes 2f,3,16)  2,708,608    1,895,453
Short-term loans-net (Notes 2f,4)                   146,327       67,038
Accounts receivable - other (Notes 3,16)            274,539        6,501
Inventories (Notes 2g,5)                          1,093,137      509,633
Other current assets (Note 6)                       164,314       44,438
                                                ------------  ------------
Total current assets                              4,788,197     3,952,834
                                                ------------  ------------

Investments and other assets
Investments (Notes 2h, 2r, 7, 21)                   115,470       356,795
Long-term and restricted bank deposits              108,524        74,286
Long-term loans-net (Notes 2f, 2j, 4)              383,695       436,701
Guaranty deposits                                    85,642         4,502
                                                ------------  ------------
Total                                               693,331       872,284
                                                ------------  ------------

Property, plant and equipment -net (Notes 2k,8)
Land                                                732,524       497,490
Buildings                                           543,436       606,103
Furniture and fixture                               690,627       432,877
Others                                              144,876       127,810
                                                ------------  ------------
                                                  2,111,463     1,664,280
Less accumulated depreciation                     (583,068)     (427,190)
                                                ------------  ------------
Net                                               1,528,395     1,237,090
                                                ------------  ------------
Goodwill and other intangible assets - net (Note 20) 75,273        77,792
                                                ------------  ------------
TOTAL ASSETS                                     $7,085,196    $6,140,000
                                                ============  ============
                                                ------------  ------------
LIABILITIES AND SHAREHOLDERS' EQUITY                 2000
1999
------------------------------------            ------------  ------------

Current liabilities
Accounts payable - trade (Note16)                $1,119,350      $561,224
Short-term borrowings (Notes 9,16)                1,491,875       448,501
Accounts payable - other (Note16)                   487,582       244,791
Current portion of long-term debt (Note 10)         425,667        88,028
Others                                              158,996       400,786
                                                ------------  ------------
Total current liabilities                         3,683,470     1,743,330

Long-term borrowings (Note 10)                    1,181,381     2,023,768
Long-term accounts payable-other(Notes 11,21)       133,868       124,950
Retirement and severance indemnities-net (Note 12)  171,392       126,958
                                                ------------  ------------

Total liabilities                                 5,170,111     4,019,006
                                                ------------  ------------
Minority interest                                    26,691        35,669
                                                ------------  ------------
Shareholders' equity
Common stock - par value $0.17 per share : issued and
outstanding 14,196,325 shares and 13,446,325 shares
as of December 31, 2000 and 1999 (Note 13)        2,741,364     2,607,495
Additional paid-in capital (Note 13)              1,088,389       552,914
Accumulated deficit (Note 14)                    (1,693,147)     (937,754)
Accumulated other comprehensive loss
(Notes 2b, 2q)                                     (248,212)     (137,330)
                                                ------------  ------------
Total shareholders' equity,                         888,394     2,085,325
                                                ------------  ------------
Commitments and contingencies (Note 15)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY       $7,085,196
$6,140,000
                                                ============  ============

See accompanying Notes to Consolidated Financial Statements

                       MERIDIAN CO., LTD.

                CONSOLIDATED STATEMENTS OF OPERATIONS
           For the years ended December 31, 2000 and 1999
                         (in U.S. dollars)




                                                Year ended December 31,
                                             -------------------------------
                                                2000              1999
                                             -----------      --------------

Sales (Notes 2n, 16, 17)                     $5,176,544         $5,212,887

Cost of sales                                 2,462,663          3,160,927
                                             -----------      --------------
Gross profit                                  2,713,881          2,051,960

Operating expenses
Selling, general and administrative expenses
Advertising                                      98,275             80,833
Bad debt expense                                109,683              8,259
Commissions                                     301,789            205,977
Depreciation                                    135,051             31,130
Employee benefit                                184,338            147,390
Entertainment                                   155,958             59,704
Overseas market development                     204,198             78,987
Rent                                            100,686             45,657
Research and development                        540,671            855,151
Salaries                                        960,253            545,005
Others                                          548,074            313,840
                                             -----------      --------------
                                              3,338,976          2,371,933
Interest expense                                322,271            244,364
                                             -----------      --------------
Operating loss                                (947,366)          (564,337)
                                             -----------      --------------
Other income
Interest income                                  84,883            17,673
Gain on disposal  of investment securities
(Note 7)                                        230,302         1,146,009
Others                                          161,573           197,373
                                             -----------      --------------
                                                476,758         1,361,055
                                             -----------      --------------

Other expenses
Loss from valuation of inventories(Note 2h)     516,312           725,584
Other bad debt expense                           92,832           177,810
Others                                           30,693            72,905
                                             -----------      --------------
                                                639,837           976,299
                                             -----------      --------------
Minority interest in net loss of
consolidated affiliate                          367,789            14,074
                                             -----------      --------------
Ordinary loss                                 (742,656)         (165,507)
                                             -----------      --------------
Extraordinary item
Gain on exemption of debts                          -              14,481

Loss before provision for income taxes        (742,656)         (151,026)

Income tax expense (Notes 2p,18)                 12,737          127,065
                                             -----------      --------------
Net loss                                      (755,393)        (278,091)

Other comprehensive loss                      (110,882)        (137,330)
                                             -----------      --------------
Comprehensive loss                           ($866,275)       ($415,421)
                                             ===========      ==============
Weighted average number of common shares     14,071,325        8,371,325
                                             ===========      ==============
Basic and diluted loss per common share
(Note 2o)                                       ($0.05)          ($0.03)
                                             ===========      ==============

See accompanying Notes to Consolidated Financial Statements

                      MERIDIAN CO., LTD.

             CONSOLIDATED STATEMENTS OF CASH FLOWS
         For the years ended December 31, 2000 and 1999
                       ( in U.S. dollars )


                                                  Year ended December 31,
                                             -------------------------------
                                                2000              1999
                                             -----------      --------------

CASH FLOWS FROM OPERATING ACTIVITIES :
Net income(loss)                               ($755,393)        ($278,091)
                                             ------------     --------------
Add(deduct) items not using(providing) cash
Depreciation and amortization                     261,245           135,024
Provision for severance indemnities               113,777            77,294
Provision for doubtful accounts                   202,515           186,069
Inventory write-down due to decline in
market value                                      516,312           725,584
Gain on disposal and valuation of investment
Securities                                      (230,302)       (1,146,009)
Decrease in accounts receivable - trade       (1,174,177)         (877,353)
Decrease (increase in accounts
receivable-other                                (136,847)            70,289
(Increase) decrease in inventory              (1,223,384)         (313,901)
Decrease (increase) in other current assets     (138,336)            28,395
Increase (decrease) in accounts payable- trade    684,795           465,816
Increase (decrease) in accounts payable-other     297,968         (536,913)
Increase (decrease) in other current
liabilities                                     (229,226)         (129,853)
Increase in long-term accounts payable-other       24,269           119,459
Retirement and severance payment                 (47,415)          (92,764)
Minority interest in net loss of
consolidated affiliates                         (367,789)          (14,074)
Others                                           (27,121)            34,516
                                             ------------     --------------
Sub-total                                     (1,473,716)       (1,268,421)
                                             ------------     --------------
                                              (2,229,109)       (1,546,512)
                                             ------------     --------------

CASH FLOWS FROM INVESTING ACTIVITIES :
Decrease in short-term loans                       78,947         1,692,224
Disposal of investment securities                 342,532         1,383,582
Decrease in long-term and restricted bank deposits 60,000           290,981
Decrease in long-term loans                        13,158            14,838
Increase in short-term loans                    (234,843)       (1,741,712)
Acquisition of investment securities              (4,386)         (107,394)
Increase in long-term and restricted
bank deposits                                   (106,588)           (8,416)
Increase in long-term loans                            -          (597,532)
Acquisition of property, plant and equipment    (706,245)          (58,085)
Others                                           (78,237)           454,185
                                             ------------     --------------
                                                (635,662)         1,322,671
                                             ------------     --------------

CASH FLOWS FROM FINANCING ACTIVITIES :
Increase in short-term borrowings               1,240,833         1,167,862
Increase in long-term borrowings                  342,105           193,567
Contribution from minority interest of
consolidated subsidiaries                         315,965            49,399
Issuance of common stock                          669,344           825,764
Repayment of short-term borrowings               (29,686)       (1,152,172)
Repayment of current portion of long-term debt   (43,860)          (31,560)
Repayment of long-term borrowings               (616,552)           (9,258)
                                             ------------     --------------
                                                1,878,149         1,043,602
                                             ------------     --------------
NET INCREASE (DECREASE) IN CASH                 (986,622)           819,761
                                             ------------     --------------
EFFECT OF EXCHANGE RATE ON CASH                  (42,843)            86,404

CASH AT BEGINNING OF THE PERIOD                 1,428,090           521,925
                                             ------------     --------------
CASH AT END OF THE PERIOD                        $398,625        $1,428,090
                                             ============     ==============
Cash and cash equivalents are comprised of :
Cash                                              $15,070            $1,102
Term deposits                                     383,555         1,426,988
Total                                            $398,625        $1,428,090
                                             ============     ==============

See accompanying Notes to Consolidated Financial Statements

                              MERIDIAN CO., LTD

                           CONSOLIDATED STATEMENTS
                       OF CHANGES IN SHAREHOLDERS' EQUITY
                  For the years ended December 31, 2000 and 1999
                             (in U.S. dollars)


                       Common  Stock   Capital in Retained Accum. Accumulated
                            Issued       Excess of  Earnings Other Shareholders'
                       Shares     Amount Par Value  (Deficit) Com.      Equity
                                                              Income   (Deficit)

Balance at
 January 1, 1999       7,100,000 $1,546,154         ($659,663)         $886,491
Issuance of new sha    5,000,000    825,764                             825,764
Conversion of
 convertible bonds     1,346,325    235,577 $552,914                    788,491
Net loss                                             (278,091)        (278,091)
Other comprehensive
 income
Translation adjustments                                     ($137,330) (137,330)
                       --------  --------  --------- --------- ------- ---------
Balance at
 December 31, 1999    13,446,325 2,607,495 552,914 (937,754) (137,330) 2,085,325
Issuance of new
                  669,344
Net loss                                           (755,393)           (755,393)
Other comprehensive
 income
Translation adjustments                                      (171,341) (171,341)
Unrealized holding gain                                        60,459    60,459
                    --------  --------  --------- ---------   -------  ---------
Balance at
December 31, 2000 14,196,325$2,741,364$1,088,389($1,693,147)($248,212)$1,888,394
                   ========  ========== =======   =========  ======== =========

                                         Appropriation
                                         For Business
                                         Rationalization

Balance at                                $95,315
 January 1, 1999
Issuance of sell new shares
Conversion of convertible bonds
Net loss
Other comprehensive income
Translation adjustments                   160,560
                                          -------
Balance at
 December 31, 1999                        255,875
Issuance of new shares
Net loss
Other comprehensive income
Translation adjustments
Unrealized holding gain                   (7,107)
                                         --------
Balance at
December 31, 2000                        $248,768
                                       ==========

See accompanying Notes to Consolidated Financial Statements

                        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     For the years ended December 31, 2000 and 1999

1.      GENERAL

Meridian Co., Ltd. (the "Company") was incorporated on April 19, 1994 under the laws of the Republic of Korea ("Korea") and is currently engaged in the manufacture of alternative medicine equipment for sale in domestic and overseas markets.

The Company has negative cash flow from operations and an accumulated deficit. The ability of the Company to continue as a going concern is dependent upon its ability to obtain adequate financing to reach profitable levels of operations. It is not possible to estimate whether financing efforts will be successful or if the Company will attain profitable levels of operations. For the purpose of obtaining adequate operating fund, the Company issued non-guaranteed bonds of $794,912 on February 6, 2001 and is planning the increase of capital stock through direct public offering.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Significant accounting policies followed by the Company in the preparation of the accompanying consolidated financial statements are summarized as follows:

a.  Basis of Financial Statements

The Company and its subsidiaries maintain their statutory books of account in accordance with accounting practices in the Republic of Korea. However these consolidated financial statements have been prepared in a manner, and reflects the adjustments which management believes are necessary, to conform to accounting principles generally accepted in the United States of America ("U.S. GAAP").

The consolidated financial statements include the accounts of the Company and its subsidiaries. Significant inter-company accounts and transaction have been eliminated on consolidation.

The Company consolidates companies of which it owns, directly or indirectly, more than 50% of outstanding voting shares and/or over which it can and does exercise control.

The following table shows the Company's ownership percentages and acquisition dates of its consolidated subsidiaries.

                           Date of        Percentage
                           Acquisition    ownership
                           ------------   ---------
Subsidiaries                                         Primary business
----------------           ------------   ---------  --------------------------
Pusanmeridian Co., Ltd.     2000.3. 3        54.5 % Distributing medical equip.
Meridian Asia Co., Ltd      1999.4.12        51.0   Distributing medical equip
Chuneesoft Co., Ltd         2000.3.29        50.0   Software service
True world Co., Ltd         2000.1.30        47.9   Distributing medical equip

The Company is the largest shareholder of Chuneesoft Co. Ltd. and True World Co., Ltd., and exercises, in fact and appearance, control over their investing and financing policies and day-to-day operations.

b. Translation of Financial Statements

The accompanying consolidated financial statements have been translated into U.S. dollars in accordance with SFAS 52. As such, assets and liabilities have been translated into U.S. dollars at the exchange rate in effect on the balance sheet dates. Shareholders' equity figures have been converted at historical exchange rates. Elements of income have been translated using the average exchange rate in effect during the period the transactions occurred. The gain or loss from foreign currency translation forms a component of other comprehensive income or loss of each period presented and a component of other accumulated comprehensive income or loss.

The functional currency of the Company and all of its subsidiaries is the Korean won ("W" or "won"). The primary economic environment in which the Company operates is Korea. The Korean economy was not highly inflationary during he periods for which consolidated financial statements are presented.

c. Estimates and Assumptions

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates

d. Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, deposits in banks and highly liquid investments with an original maturity of three months or less.
 .

e. Marketable Securities

IF the Company has debt or equity securities with a readily determinable fair value that it intends to trade for short-term profit, those securities are considered "trading securities" and are classified as marketable securities in current assets. Unrealized holding gains and losses related to these securities are included in income from continuing operations.

If the Company has debt or equity securities with a readily determinable fair value that it intends to hold on a long-term basis, but are considered "available for sale", those securities are classified as investments in non-current assets. Unrealized holding gains and losses related to these securities are excluded from current earnings and are included in other comprehensive income (loss) for the period.

The Company uses the average cost method to account for marketable securities.

f. Allowance  for Doubtful Accounts

Amounts receivable are assessed for impairment on a regular, periodic basis. When it is probable that an amount receivable has been impaired, and the amount of loss can be reasonably estimated, an allowance and a charge against earnings are recognized immediately. When circumstances indicate a doubtful amount receivable is unlikely to be realized, the outstanding amount and the associated allowance are written off.

g. Inventories

Inventories are stated at the lower of cost and net realizable value, with cost determined based on the weighted average method and net realizable value determined based on the estimate selling price, less estimated completion and selling costs. The Company recorded inventory write-downs totaling $516,312 and $725,584 for the years ended December 31, 2000 and 1999, respectively. These write-downs establish new cost bases for the written down inventory items and may not be reversed in the future.

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h. Investments

Investments in equity securities of non-public companies are carried at acquisition cost less provision for impairment in value, if any. If a decline in net book value of an investment appears to be of other than temporary nature, a provision for impairment in value is recognized and is charged against earnings of the current period. The Company uses the average cost method to account for the investments.

i. Long-lived Assets

When events and circumstances warrant a review, the Company evaluates the carrying value of its long-lived assets. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from use is less than its carrying value. In that event, an impairment charge is recognized based on the amount by which the carrying value exceeds the estimated fair value. The Company did not record any impairment charges for the years ended December 31, 2000 and 1999.

j. Valuation of Receivables and Payables at Present Value

Receivables and payables arising from long-term cash loans/borrowings and other similar transactions are stated at present value if the difference between book value and present value is material. The difference between the book value and present value of amounts receivable or payable is deducted from the book value of the related receivable or payable. The present value discount is amortized to interest income (expense) using the effective interest rate method.

In determining the discount rate, the Company individually assesses the creditworthiness of the counterparty based upon the credit standing of the issuer, restrictive convenants, the collateral, payment and other terms pertaining to the debt, and the tax consequences to the Company.

k. Property, Plant and Equipment

Property, plant and equipment is stated at cost less accumulated depreciation. Routine maintenance and repairs are expensed as incurred. Expenditures resulting in enhancement of the value or extension of the useful life of the facilities involved are capitalized.

Depreciation is computed using the declining balance method (except for buildings and structures which are depreciated using the straight-line method) over the estimated useful lives (4 to 40 years) of the related assets.

For the years ended December 31, 2000 and 1999, the Company recorded total depreciation of $227,727 and $110,386, respectively.

l. Goodwill and Intangible Assets

Goodwill is amortized on a straight-line basis over the estimated periods over benefit of 5 years.

Intangible assets, which consist of intellectual proprietary rights, are stated at cost less accumulated amortization computed using the straight-line method over the useful lives(5 to 10 years).

m. Stock Based Compensation

The Company applies the intrinsic value-based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock issued to Employees", and related interpretations, in accounting for its fixed stock option plan. As such, compensation expense would be recorded on the data of grant only if the current market price of the underlying stock exceeded the exercise price. SFAS 123, "Accounting for Stock-Based Compensation", established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS 123, the Company elected to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirement of SFAS 123.

n. Revenue Recognition

Product and merchandise revenues are recognized upon shipment or delivery to the purchaser and when all significant contractual obligations have been satisfied and collection is reasonably assured. Revenues from software sales contracts are recognized upon delivery and when collection is reasonably assured. The Company's software sales contract does not provide for significant production, modification or customization work to the software after the sales. Service fees are recognized when delivered in accordance with all terms and conditions of customer contracts, upon acceptance by the customer, and when collection is reasonably assured. The Company's contracts generally provide for return of products within three months from the date of sales. The Company's past experience indicates that returns are negligible, less than 1% of total sales, and accordingly the Company does not provide an allowance for returned product.

o. Loss Per Common Share

Basic and diluted loss per common share is calculated by dividing net loss by the weighted average number of shares of common shares outstanding during the year, in accordance with SFAS 128. Stock options granted on February 23, 2000 have not been included in the calculation of loss per share for the year ended December 31, 2000 as their effect is anti-dilutive.

p. Dividends

Dividend, if any, will be declared in Won.

q. Income Taxes

Income taxes are accounted for under the asset and liability method.
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases and operating loss carry forwards. Future tax assets are not recognized unless their realization is considered more likely than not.

r. Other Comprehensive Income

The Company applies the provisions of SFAS 130 "Reporting
Comprehensive Income" with respect to the reporting and display of comprehensive income and its components for each period presented. This information is presented in the accompanying consolidated statements of changes in shareholders' equity.

s. Fair Value and Financial Instruments

  The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practical to estimate that value.

(i) Cash and cash equivalents, accounts receivable(trade and other), accounts payable(trade and other), short-term loans and short-term borrowings : The carrying amount approximates fair value due to the short maturity of those instruments.
(ii) Marketable securities and investments : The fair value of market-traded investments are estimated based on quoted marker prices for those or similar investments. For other investments for which there are no quoted market prices, a reasonable estimate of fair value could not be made without incurring excessive costs.
(iii) Long-term bank deposits and long-term borrowings : The carrying amount approximates fair value based on a review of interest rates currently available for similar instruments.
(iv) Long-term loans : The carrying amount approximates fair value because it was calculated by discounting the future cash flows using the effective interest rate of the Company.
(v) Long-term payables : The fair value of long-term payables is estimated by discountingthe future cash flows using the current interest rate of the time deposit with the maturity of one year.

3. SHORT-TERM AND LONG-TERM LOANS

Short-term and long-term loans as of December 31, 2000 and 1999 are as follows (in U.S. dollars):

                                        Final      Annual      December 31,
                                     Maturity     Interest
                                      Year         Rate(%)    2000     1999

Short-term loans
Meridian Oriental Clinic             2001          11.0%    $159,763   $64,656
Sales agent                          2001          11.0%      33,544         -
Other                                2001          11.0%       7,069     2,382

                                                             200,376    67,038

Allowance for doubtful accounts                             (54,049)         -

Net                                                         $146,327   $67,038

Long-term loans
Meridian Oriental Clinic             2006             -     $538,571  $600,678
Other                                2003                      7,893    22,007

                                                             546,464   622,685

Allowance for doubtful accounts                             (29,479)         -
Present value discounts                                    (133,290) (185,984)

Net                                                        $383,695   $436,701

In calculation the present value of long-term loans, the Company applied 9%, the weighted average interest rate of short-term and long-term borrowings as the imputed rate.

During the year ended December 31, 1999, the Company made an organization development loan available to Meridian Oriental Clinic ("Clinic"), an independent and unrelated company, who, in return, agreed to demonstrate the Company's products and perform clinical experiments. The loan is non-interest bearing and will be repaid annually at January 10 between 2002 and 2006. The amount of repayment is determined annually by offsetting clinical experiment expense incurred by the Clinic on behalf of the Company and only the difference will be paid. Such expenses incurred by the Clinic are $35,088 and nil for the years ended December 31, 2000 and 1999, respectively.

4. INVENTORIES

Inventories as of December 31, 2000 and 1999 are as follows (in U.S.
dollars):

                                                        December 31,
                                                    2000           1999

Merchandise                                       $803,786        $314,699
Finished goods                                     107,518          71,227
Work in-process                                     48,968          38,820
Raw materials                                      132,865          84,887

                                                $1,093,137        $509,633

Merchandise consists of medical equipment, medical supplies and electronic equipment purchased and held for resale by the Company. Finished goods is principally oriental or alternative medical equipment the Company has produced.


5. OTHER CURRENT ASSETS

Other current assets as of December 31, 2000 and 1999 are as follows (in U.S. dollars):

                                                         December 31,

                                                    2000             1999

Accrued interest income                          $24,009            $20,236
Advance payments                                  86,360             15,257
Prepaid income taxes                              45,938                  -
Prepaid expenses                                   8,007              8,945

                                                $164,314            $44,438

6. INVESTMENTS

Investments as of December 31, 2000 and 1999 are as follows (in
U.S.dollars) :


                                         Ownership Percentage   December 31,
                                         Dec. 31,  Dec. 31,
                                         2000       1999        2000     1999




Terasource Venture Cap. Co., Ltd.        0.16      0.66       $87,845  $149,929
Medicapital Co., Ltd.                    0.15      1.16        23,679   206,866
Neoest Co., Ltd.                         2.87         -         3,946         -

                                                             $115,470  $356,795

In 2000, investments in Terasource Venture Capital Co., Ltd and
Medicapital Co., Ltd, with book value of $112,625 and $180,458, were disposed at $342,532 and $179,825, respectively. The Company recorded a gain on disposal of $230,302 (including translation adjustments of $1,028).

As of December 31, 2000, the investment in listed, and hence readily marketable, equity securities of Terasource Venture Capital Co., Ltd. had a carrying value of $87,845 and a fair value of $148,304. Accordingly, the Company recorded an unrealized holding gain of $60,459 as at December
31, 2000, as a part of stockholders' equity. Since Terasource Venture Capital was first listed on KOSDAQ during 2000, the Company did not recognize any unrealized holding gain/loss as at December 31, 1999.

Investments in equity securities of nonpublic companies, Medicapital Co. Ltd. and Neoest Co. Ltd., which are not readily marketable, had carrying values of $27,625 and $206,866 as of December 31, 2000 and 1999,
respectively.

At each of these balance sheet dates, no impairment loss on these long-term investments was recognized.

7. PLEDGED ASSETS

As of December 31, 2000, the Company's land and buildings are pledged as collateral for the Company's lines of credit totaling $781,373 with ChoHung Bank.

8. SHORT-TERM BORROWINGS

Short-term borrowings denominated in Korean won as of December 31, 2000 and 1999 are as follows (in U.S. dollars):

                         Annual      Final             December 31,
Lender                   Interest    Maturity
                         rate (%)    Date            2000        1999

ChoHung Bank            8.0-10.0   Dec. 8,2001      $715,049          -
Korea First Bank          9.25     Jun. 1,2001       157,853     $264,085
Shinhan Bank             10.0      Aug. 19,2001       78,891          -
Hanvit Bank              10.0      May  15,2001      236,746          -
Medison Co., Ltd.          -       Jun. 30,2001      162,759      181,528
Other                    11.0      May  10,2001      140,577        2,888

                                                  $1,491,875     $448,501

The Company obtained a non-interest bearing short-term loan from Medison Co. Ltd. to purchase common shares of Medicapital Co., Ltd. both of which are related parties. The Company sold these shares back to Medicapital, with the proceeds from sale of these securities to be used to repay the borrowing.

Korea Technology Credit Guarantee Fund has provided a guarantee in the amount of $201,262 to secure repayment of short-term borrowings of the Company.

9. LONG-TERM BORROWINGS

Long-term borrowings denominated in Korean won as of December 31, 2000 and 1999 are as follows (in U.S. dollars):

                      Final       Annual             December 31,
Lender               Maturity     Interest
                      Year         rate(%)          2000          1999

Kookmin Bank         2005          8.0               -           $315,141
ChoHung Bank       03 to 06        7.5          $1,382,897      1,471,831
Peace Bank of Korea  2008          6.0              30,781         34,331
Small and Med. Industry
Promotion           2002           7.5             138,121        264,085
Shinhan Bank        2002           4.0              55,249         26,408
                                                 1,607,048      2,111,796

Less portion due within one year                   425,667         88,028

Long-term portion                               $1,181,381     $2,023,768


The Company was provided payment guarantee amounting to $1,070,245 and $654,301 by Korea Technology Credit Guarantee Fund and Medison Co., Ltd., respectively, in relation to the above long-term borrowings.

The future scheduled maturities of long-term borrowings at December 31, 2000 are as follows:

                      Years ending
                      December 31        In U.S. dollars

                        2001                $425,667
                        2002                 392,968
                        2003                 416,781
                        2004                 226,970
                2005 and thereafter          144,662

                                          $1,607,048

10. LONG-TERM ACCOUNTS PAYABLE-OTHER

A number of external research institutes, who are interested in the Company's research and development projects, sponsor the projects by providing the Company with certain initial lump sum payments. The Company and each of these parties provides that, depending on the contract, 50 to 70% of the initial payment, which the Company recognizes as income upon substantial completion of the projects, is retained by the Company regardless of the result of research and development projects. However, the Company is required to repay, over a 3 to 5 year period, the remainder only if the result is successful. Accordingly, the Company accrues such amounts as long-term accounts payable-other.

Details of long-term accounts payable-other as of December 31, 2000 and 1999 are as follows(in U.S. dollars) :

                                               Final             December 31,
                                             Maturity
                                               Year         2000        1999

Korea Institute of Industrial Technology
Evaluation and Planning                        2005       $97,672     $88,423
Wonkwang University Research Institute         2004        48,607     7,765
Small and Medium Business Administration       2004        24,956        -

                                                          171,235        156,188
Less current portion due within one year                   37,367         31,238

Long-term portion                                       $133,868        $124,950

The above long-term accounts payable-other have no interest terms but have not been discounted at present value as the difference between its nominal value and present value is not material. Current portion thereof is provided for as accounts payable-other in current liabilities.

The future scheduled maturities of long-term accounts payable-other at December 31, 2000 are as follows:

                Years ending        In U.S. dollars
                December 31

                   2001                 $37,367
                   2002                  40,351
                   2003                  40,351
                   2004                  40,351
              2005 and thereafter        12,815

                                       $171,235

11. RETIREMENT AND SEVERANCE INDEMNITIES

Employees with more than one year of service are entitled to receive severance indemnities, based on length of service and rate of pay, upon termination of their employment. The Company's estimated liability under the plan, equal to the amount which would be payable if all employees were to terminate at the balance sheet date, has been accrued.

The Company transferred a portion of its accrued severance indemnities in cash to the National Pension Fund("NPF") in accordance with the National Pension Law of Korea. The amount transferred will reduce the retirement and severance benefit amount payable to the employees when they leave the Company and is reflected as a direct deduction from the retirement and severance benefits liability in the accompanying consolidated financial statements. However, the requirement for transfer to NPF was repealed in April 2000.

Changes in retirement and severance indemnities for the years ended December 31, 2000 and 1999 are as follows (in U.S. dollars):

                                         Year ended December 31,
                                       2000                 1999

Beginning balance                   $198,926              $202,622
Provision                            113,777                77,294
Payments                            (47,415)              (92,764)
Translation adjustment              (27,221)              (11,774)
Ending balance                       238,067               198,926
Transferred to NPF                    27,615                34,982

                                    $210,452              $163,944
Less current portion                  39,060                36,986

Net                                 $171,392              $126,958

12. SHARE CAPITAL

(a) September 27, 1999, the Company amended its authorized capital stock from 11,000,000 shares to 50,000,000 shares. The Company issued
5,000,000 shares at par value ($0.17 per share) for cash on October 1, 1999.
(b) On December 29, 1999, the Company converted its convertible bonds to common stock and issued 1,346,325 shares of common stock at $0.58 (par value $0.17 at the spot exchange rate).
(c) On March 2, 2000, the Company issued 750,000 shares of common stock
(par value $0.18 at the spot exchange rate) at $0.89 per share for cash.

13. ACCUMULATED DEFICIT

Accumulated deficit has been provided for net of a reserve for business rationalization amounting to $211,214 and $230,641 as of December 31, 2000 and 1999, appropriated pursuant to Korean Commercial Law. In accordance with the Tax Exemption and Reduction Control Law, the amount of tax benefit associated with certain tax exemptions and tax credits must be appropriated as a reserve for business rationalization. The reserve for business rationalization may not be utilized for cash dividends, but may be used to offset a deficit, if any, or transferred to capital stock.

14. COMMITMENTS AND CONTINGENCIES

As of December 31, 2000, the Company is contingently liable for promissory notes of $353,985 sold to banks with recourse. The Company's management believes that, based upon its past history of similar transactions, possibility of the issuers' defaults on the notes is remote.

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15. RELATED PARTY TRANSACTIONS

The Company's transaction and account balances with related parties for the years ended December 31, 2000 and 1999 are summarized as follows (in
U.S. dollars):

                                                Year ended December 31,
                                                2000              1999

Transactions
Sales to:
Medison Co., Ltd.                           $ 267,367            $ 68,858
Medicapital Co., Ltd                                -             717,425
Medison Do Brazil                             116,208              31,568
Purchases from:
Medison Co., Ltd                               96,861                   -
Medichems Co.,Ltd.                                  -             423,246
Account Balances
Accounts receivable-trade:
Medison Co., Ltd                              240,567                   -
Medicapital Co., Ltd                                -              33,761
Medison Do Brazil                              88,318              26,812
Accounts receivable-other
Medison Co., Ltd                               50,610                   -
Medicapital Co., Ltd                          161,799                   -
Accounts payable-trade:
Medidas Co., Ltd                                   -                6,507
Medison Co., Ltd                                3,092               3,449
Account payable-other:
Medison Co., Ltd                              198,792             114,793
Short-term borrowings:
Medison Co., Ltd.                             162,759             181,518
Medicapital Co., Ltd.                              -                2,889

Medison Co., Ltd. is the Company's largest shareholder. Other related parties are its subsidiaries.


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16. INCOME TAXES

The Company is subject to corporate income tax and resident surtax normally at an aggregate rate of 17.8% on taxable income up to W100,000,000 and 30.8% on taxable income over that amount.

At December 31, 2000, the Company had technology and human resources development tax credit carryforwards of $145,038 ($104,857 in 1999). It is expected that the Company could not realize a tax benefit from such tax credit carryforwards before their expiration in 2007 (2006 for 1999). A valuation allowance of $261,919 ($261,065 in 1999) has been recognized to offset the deferred tax assets related to these tax credit carryforwards and other temporary differences. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purpose. Significant components of the Company's deferred tax assets as of December 31, 2000 and 1999 are as follows:

                                              2000            1999
Deferred tax assets
Accruals and reserves                       $116,881        $156,208
Technology and human resources
 development tax credit carryforwards        145,038         104,857
Total deferred tax asset (liability)         261,919         261,065
Valuation allowance for deferred
 tax asset                                 (261,919)       (261,065)
Net deferred tax asset                       $ -              $ -

Reconciliation between the income tax expense (benefit) computed using the Korean statutory income tax rate and the Company's actual income tax expense (benefit) for the fiscal years ended December 31, 2000 and 1999 is as follows:

                                                2000            1999

Income tax recovery at statutory rate        $(342,017)       $(55,311)
Reduction of income tax benefit due
  to lower tax rate on first W100,000,000        11,579          11,115
"Nondeductible" expenses under Korean tax
  law - primarily research and development
  expenditures                                  331,787         217,192
Permanent differences - primarily expenses
  (entertainment and other) in excess of tax
  deductible limitation                          20,638         (7,338)
Others, net                                    (10,104)       (227,888)
Changes in valuation allowances                     854         189,295
Income tax expense                              $12,737        $127,065

There are certain categories of expenditures capitalized, such as research and development, under Korean GAAP while they are expensed under U.S. GAAP. Accordingly, they are "nondeductible" for Korean tax purposes as summarized above.

17. STOCK OPTIONS

Under the Company's Articles of Incorporation, the Company may grant options for the purchase of shares to certain qualified officers and employees. In order to qualify for participation in the Stock Option Plan, officers and employees must have the ability to contribute to the establishment, development or technological innovation of the Company.

The specific terms and conditions of stock options granted under the Stock Option Plan shall be approved at a duly convened shareholders' meeting.
The maximum aggregate number of shares available for issuance under the Stock Option Plan may not exceed 50% of the total number of shares outstanding. Stock options may not be granted to all officers and employees at the same time. Any single officer or employee may not be granted stock options for shares exceeding 10% of shares issued and outstanding.

Stock options granted under the Stock Option Plan will have a minimum exercise price equal to the arithmetic mean of (i) the weighted average of the daily market prices for the two-month period prior to the date of grant,
(ii) the weighted average of the daily market prices for the one-month period prior to such date, (iii) the weighted average of the daily market prices for the one-week period prior to such date. When new shares are issued upon the exercise of the stock options, the option exercise price shall not be less than the greater of the market price of shares valued as of the date of the grant or the par value of the shares concerned.

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On February 23, 2000, the Company granted stock option to its executive officers, directors and 16 employees to purchase 496,850 common shares at an exercise price of Won 1,000 (equivalent to $0.88 by the spot exchange rate of Won 1,136 to $1). The options will vest on February 23, 2003 and are exercisable until February 22, 2007.

The Company applies APB Opinion 25 and related interpretations in accounting for its plan. No compensation cost has been recognized for its fixed stock option plan.

The weighted average fair value per share of options granted during 2000 was $0.26. The fair value of the option grant is estimated on the grant date using the Black-Scholes option pricing model with the following assumptions: dividend yield and expected volatility of nil for all year, rish-free interest rate of 9 percent, and expected life of 4 years.

As the veting period will not begin until 2003, there is no pro forma effect on net loss in the year presented if the fair values of stock-based compensation had been recognized as compensation had been recognized as compensation expense on a straight-line basis over the vesting period of the grant. The fair value of the total option grant for the year ended December 31, 2000 was $129,181.

18. ACQUISITION

As shown in Note 2a, the Company acquired a controlling ownership interest in three sales agent companies and one other company engaging in medical software service, for an aggregate amount of $389,792 in cash and $49,872 in products, for the years ended December 31, 2000 and 1999, respectively. These acquisitions were recorded under the purchase method of accounting and, therefore the purchase prices have been allocated to assets acquired and liabilities assumed based on estimated fair values. The result of operations of these entities are included in the consolidated financial statements of the Company from the date of acquisition.

The following pro forma data summarizes the results of operations for the years presented as if the acquisitions of the four subsidiaries had been completed as of the beginning of the years presented after giving effect to certain adjustments, including amortization of goodwill. These pro forma amounts do not purport to be indicative of the results that would have actually been obtained if the acquisitions occurred as of the beginning of the years presented or that may be obtained in the future.

                                           2000            1999

Revenues                                $5,228,139     $5,207,701

Loss before extraordinary item          (779,616)       (212,790)

Net loss                                (812,353)       (339,861)

Loss per share - basic and diluted        (0.06)         (0.04)

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19. FAIR VALUE OF FINANCIAL INSTRUMENT

 Fair value of financial instrument as of December 31, 2000 and 1999 are as follows(in U.S.dollars) :


                                   Dec. 31, 2000              Dec. 31, 1999
                                 Carrying      Fair       Carrying        Fair
                                 Amount        value      amount          value

Financial assets :
Cash and cash equivalent        $398,625     $398,625   $1,428,090
$1,428,090
Marketable securities              2,647        2,647        1,681         1,681
Accounts receivable-
trade and other                2,983,147    2,983,147    1,901,954     1,901,954
Short-term loans                 146,327      146,327       67,038        67,038
Investments
Market-traded securities          87,845       87,845            -             -
Non-marketable securities         27,625       (note a)    356,795      (note a)
Long-term bank deposits          108,524      108,524       74,286        74,286
Long-term loans                  383,695      383,695      436,701       436,701

                              $4,138,435                $4,266,545
Financial liabilities :
Accounts payable
- trade and other             $1,606,932   $1,606,932     $806,015      $806,015
Short-term borrowings          1,491,875    1,491,875      448,501       448,501
Long-term borrowings
including current portion      1,607,048    1,607,048    2,111,796     2,111,796
Long-term accounts payable       133,868      107,964      124,950        97,018

                              $4,839,723                $3,491,262



(note a) Fair value of these investments was not available as they are not publicly traded. Accordingly it is not practicable to determine the fair value of such securities.

    Credit risk arises from the potential for customers and other debtors to default on their contractual obligations to the Company. The Company does not anticipate customers and other debtors will default on their obligations to any greater extent than that currently provided for. The Company limits its credit risk by granting credit only to customers and other debtors that are considered to be of high quality.


20. STATEMENTS OF CASH FLOWS

a) Non-cash investing and financing transactions
Important non-cash investing and financing transactions for the year ended December 31, 1999 are as follows (in U.S. dollars):

                                                                  Year ended
                                                                  Dec. 31, 1999
Conversion of convertible bonds into common stock                  $788,491
Acquisition of investments in exchange of products                   49,872

Also, during 1999 the Company sold certain of its assets and liabilities relating to two non-core prodct lines to an unrelated party, Medicore Co. Ltd. and this non-cash involving transaction is summarized as follows:

         Assets                               Liabilities
Inventory                $784,646     Accounts payable-trade  $1,253,851
Accounts receivable       109,950     Accounts payable-other      30,705
Goodwill                  389,960

                       $1,284,556                             $1,284,556

       b) Interest and income taxes paid and received

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Page 73

Interest and income taxes paid and received in cash for the years ended December 31, 2000 and 1999 are as follows (in U.S. dollars):

                                                      Year ended December 31,
                                                    2000                 1999

Interest paid for the year                        $340,930             $238,085
Income taxes paid for the year                     186,148               10,063
Interest received                                   41,173               46,143


21. SEGMENT INFORMATION

The Company operates in a single reportable operating segment, that is, the development and manufacture of alternative medicine equipment. The single reportable operating segment derives its revenue from the sale of its alternative medicine equipment, software and other related products. As at December 31, 2000, substantially all of the assets related to the Company's operations were located in Korea. Net revenue is attributable to geographic location based on the location of the customer, as follows:

                                    December 31,
                             2000                  1999

Export
U.S.A.                    $129,151               $248,000
South America              111,216                 31,567
South Asia                  68,597                166,514
China                      332,466                226,188
Japan                            -                 21,667
Other                        2,476                 33,845
                           643,906                727,781
Domestic sales           4,532,638              4,485,106

                        $5,176,544             $5,212,887

22. NEW TECHNICAL PRONOUNCEMENTS

In September 2000 SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities - Replacement of FASB Statement 125" was issued for fiscal years beginning after December 15, 2000. Adoption of SFAS No. 140 is not expected to have an impact on the Company's consolidated financial statements.

In March 2000 FIN No. 44 "Accounting for Certain Transactions Involving
Stock Compensation, An Interpretation of APB Opinion No. 25" was issued for fiscal years beginning after July 1, 2000. Adoption of FIN No. 44 is not expected to have an impact on the Company's consolidated financial statements.

In December 1999 SAB No. 101 "Revenue Recognition in Financial
Statements" was issued. The Company believes its revenue recognition policies meet all the criteria discussed in SAB No. 101. Therefore, SAB 101 is not expected to have any impact on the Company's consolidated financial statements.

In June 1998 SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137 and No. 138, were issued for fiscal years beginning after June 15, 2000. Adoption of the new standard is not expected to have an impact on the Company's consolidated financial statements.

23. SUBSEQUENT EVENTS

On January 31, 2001, the Company issued 1st non-guaranteed bonds of $794,912, with an annual interest rate of 12.15%. The bonds will be redeemed two years from the date of issue.

On February 6, 2001, the Company acquired a 100% equity interest in a U.S. corporation named By George Holding, Corp.("By George") in consideration for 1,703,550 common shares issued from treasury. By George is an inactive corporation that has no assets or liabilities. This transaction will be accounted for as a capital transaction in substance but will have no impact on the Company's consolidated financial statements other than to reduce the reported loss per share to $ 0.04 and $ 0.02 for the years ended December
31, 2000 and 1999, respectively.

In accordance with a resolution of the shareholders' on February 15, 2001, the Company split its common stock on a ten-for-one basis. The shareholders' also authorized a splitting of the Company's common stock on a five-for-two basis on March 19, 2001. All references in the consolidated financial statements to number of share, per share amounts and stock option data have been adjusted to give effect to these stock splits.

On March 9, 2001, the Company granted stock option to its executive officers, directors and 13 employees to purchase 425,250 common shares at an exercise price of Won 680 (equivalent to $0.53 at the spot exchange rate of Won 1,298 to $1) per share. The options will vest on March 19, 2004 and are exercisable until March 18, 2008.

24. UNCERTAINTIES IN BUSINESS ENVIRONMENT

The Asia Pacific region, including Korea, has been experiencing significant economic difficulties. These economic difficulties have affected virtually all Korean businesses in some form or another. There has been an overall contraction of the economy and the financial markets are being restructured which is having an effect on the ability of companies to obtain funds. The impact of this situation will continue into the foreseeable future and it is currently uncertain what the resulting effect will be on the future operations and financial position of the Company and its subsidiaries. The ultimate outcome of this matter cannot presently be determined.